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EXHIBIT 4.1

ABERDEEN HOURLY SAVINGS & INVESTMENT PLAN

 Effective November 12, 1999

ABERDEEN HOURLY SAVINGS & INVESTMENT PLAN

i

	1.44	Highly Compensated Participant	6
	1.45	Hours of Service	6
	1.46	Investment Fund	8
	1.47	Investment Manager	8
	1.48	Key Employee	8
	1.49	Leased Employee	8
	1.50	Limitation Year	8
	1.51	Matching Contributions	9
	1.52	Matching Contributions Account	9
	1.53	Maximum Permissible Amount	9
	1.54	Nonforfeitable Accounts	9
	1.55	Normal Retirement Age	9
	1.56	Normal Retirement Date	9
	1.57	One-Year Break in Service (or Break in Service)	9
	1.58	Participant	9
	1.59	Permissive Aggregation Group	9
	1.60	Plan	9
	1.61	Plan Year	9
	1.62	Present Value	9
	1.63	Projected Annual Benefit	9
	1.64	Qualified Joint and Survivor Annuity	9
	1.65	Qualified Matching Contributions	9
	1.66	Qualified Matching Contributions Account	9
	1.67	Qualified Nonelective Contributions	9
	1.68	Qualified Nonelective Contributions Account	10
	1.69	Qualified Spousal Waiver	10
	1.70	Reemployment Commencement Date	10
	1.71	Required Aggregation Group	10
	1.72	Required Beginning Date	10
	1.73	Rollover Contributions	10
	1.74	Rollover Contributions Account	10
	1.75	Spouse	10
	1.76	Surviving Spouse	10
	1.77	Top-Heavy Plan	10
	1.78	Top-Heavy Ratio	10
	1.79	Trust	10
	1.80	Trust Agreement	10
	1.81	Trust Fund	10
	1.82	Trustee	10
	1.83	Valuation Date	11
	1.84	Vesting Computation Period	11
	1.85	Voluntary Contributions	11
	1.86	Voluntary Contributions Account	11
	1.87	Year of Vesting Service	11
ARTICLE II	ELIGIBILITY FOR PARTICIPATION		12
	2.1	Participation	12
	2.2	Participation for Former Employees	12
	2.3	Transfers to/from Eligible Class	12

ARTICLE III	CONTRIBUTIONS AND ALLOCATIONS		12
	3.1	Employer Contributions	12
	3.2	Employee Contributions	14
	3.3	Time of Payment of Contributions	15
	3.4	Return of Contributions	15
	3.5	Provisions Regarding Elective Contributions	15
	3.6	Provisions Regarding Voluntary Contributions	18
	3.7	Limitation of Elective Deferrals	19
	3.8	Provisions Regarding Matching Contributions	20
	3.9	Limitation of Employee and Employer Matching Contributions	20
	3.10	Corrections Required by Discrimination Tests	21
	3.11	Multiple Use of Alternative Limitation	25
	3.12	Discretionary Cutbacks to Satisfy Discrimination Tests	26
	3.13	Payments to Trustee	26
ARTICLE IV	LIMITATION ON ALLOCATIONS		27
	4.1	General Rules	27
	4.2	Transitional Rules	28
	4.3	Applicable Definitions	28
	4.4	Adjustments for Top Heavy Plan	31
ARTICLE V	VESTING IN ACCOUNTS		32
	5.1	Vesting of Nonforfeitable Accounts	32
	5.2	Vesting of Forfeitable Accounts	32
	5.3	Forfeitures	33
	5.4	Vesting Upon Termination	33
ARTICLE VI	ACCOUNTS AND INVESTMENTS		33
	6.1	Separate Accounts	33
	6.2	Investment of Trust Fund	34
	6.3	Trustee's Reliance	36
	6.4	Voting Common Stock	36
	6.5	Tender Offer for Company Stock	36
ARTICLE VII	ALLOCATION OF EARNINGS AND LOSSES TO ACCOUNTS OF PARTICIPANTS		37
	7.1	Allocations of Trust Fund Earnings and Losses	37
	7.2	Transactions Between Valuation Dates	37
	7.3	Allocations Regarding Specific Investments	37
ARTICLE VIII	PAYMENT OF BENEFITS		37
	8.1	Time of Payment of Benefits	37
	8.2	Benefits Upon Death	39
	8.3	Form of Payment of Benefits	40
	8.4	Valuation of Accounts for Payments	41
	8.5	Forfeitures	41
	8.6	Code §401(a)(14) Requirement	42
	8.7	Code §411(a)(11) Consent Requirements	42
	8.8	Code §401(k)(2)(B) Restrictions	43
	8.9	Payments to Alternate Payees	43
	8.10	In-Service Withdrawals	44
	8.11	Loan of Account Balances to Participants	44

	8.12	Code §401(a)(31) Requirement	47
ARTICLE IX	REQUIRED DISTRIBUTIONS		49
	9.1	In General	49
	9.2	Code Section 401(a)(9) to Apply	49
ARTICLE X	THE TRUST FUND AND THE TRUSTEE		49
	10.1	Existence of Trust	49
	10.2	Exclusive Benefit Rule	49
	10.3	Removal or Resignation of Trustee	49
	10.4	Powers of Trustee	50
	10.5	Integration of Trust Agreement	50
	10.6	Records and Accounts	50
	10.7	Annual Reports	50
ARTICLE XI	ADMINISTRATION		50
	11.1	Allocation of Responsibility	50
	11.2	Administrative Expenses	50
	11.3	Director's Powers and Duties	50
	11.4	Records and Reports	50
	11.5	Reporting and Disclosure	50
	11.6	Named Fiduciary	51
	11.7	Administrator	51
	11.8	Interpretation of the Plan and Findings of Facts	51
	11.9	Bonding, Insurance and Indemnity	51
	11.10	Investment Committee	52
ARTICLE XII	AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION		52
	12.1	Permanency of Plan	52
	12.2	Right to Amend Plan	52
	12.3	Right to Terminate Plan	53
	12.4	Termination of Participation in Plan by Employer other than Company	53
	12.5	Merger, Consolidation, or Transfer of Assets	54
	12.6	Adoption of Plan by Aggregated Code §414 Employers	54
ARTICLE XIII	GENERAL PROVISIONS		56
	13.1	Participant's Rights to Employment, Etc.	56
	13.2	No Guarantee of Interests	56
	13.3	Standard of Conduct	56
	13.4	Allocation of Duties	56
	13.5	Claims Procedure	56
	13.6	Nonalienation or Assignment; QDRO's	57
	13.7	Plan Continuance Voluntary	58
	13.8	Payments to Minors and Others	59
	13.9	Location of Payee; Unclaimed Benefits	59
	13.10	Governing Law	59
	13.11	Correction of Participants' Accounts	59
	13.12	Action of Employer and Director	59
	13.13	Employer Records	59
	13.14	Fiduciary Indemnification	59
	13.15	Gender and Number	60

	13.16	Headings	60
	13.17	Liability Limited	60
	13.18	Prohibited Discrimination	60
	13.19	Legal References	60
	13.20	Electronic Means of Communication	60
	13.21	Military Service	60
	13.22	Plan Conversions	60
ARTICLE XIV	SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS		61
	14.1	Top-Heavy Provisions	61
	14.2	Top-Heavy Special Definitions	62

v

ABERDEEN HOURLY SAVINGS & INVESTMENT PLAN

PREAMBLE

    This Aberdeen Hourly Savings & Investment Plan (the "Plan"), hereby established effective November 12, 1999, is intended to comply with the Tax Reform Act of 1986 and all subsequent applicable rulings and legislation through the date of execution hereof, including the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1990, the Unemployment Compensation Amendments of 1992, the Revenue Reconciliation Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998. This Plan, and the Trust which forms a part of the Plan, are intended to be and to remain qualified and exempt from taxation under Sections 401 and 501 of the Internal Revenue Code of 1986, and shall be interpreted and administered in such manner as shall be necessary to carry out this intention. The Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code.

ARTICLE I

DEFINITIONS

    The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

    1.1  Account  shall mean a separate account which is established and maintained for a Participant (or his Beneficiary) and to which contributions made under this Plan which are allocated to such Participant, if any, and earnings or losses thereon, if any, shall be credited.

    1.2  ACP Contributions.  See Section 3.9(b)(iii) of this Plan.

    1.3  Actual Deferral Percentage.  See Section 3.7(b)(ii) of this Plan.

    1.4  ADP Contributions.  See Section 3.7(b)(iii) of this Plan.

    1.5  Allocation Date  shall mean the last day of each calendar month.

    1.6  Allocation Participant  shall, for an Allocation Period, mean those Participants (a)(i) who have completed at least one (1) Hour of Service in such Allocation Period, and (ii) who are employed by the Employer as an Eligible Employee on the last day of such Allocation Period, or (b) whose employment with an Employer terminates during such Allocation Period by reason of the Participant's death or becoming Disabled, or whose employment with an Employer terminates during such Allocation Period after the Participant has attained age 55 and completed 10 Years of Vesting Service.

    1.7  Allocation Period  shall mean the period beginning on the day following an Allocation Date and ending on the immediately succeeding Allocation Date.

    1.8  Annual Additions.  See Section 4.3(a) of this Plan.

    1.9  Average Actual Deferral Percentage.  See Section 3.7(b)(i) of this Plan.

    1.10  Average Contribution Percentage.  See Section 3.9(b)(i) of this Plan.

    1.11  Beneficiary  shall mean any person or persons, including a trust for the benefit of individuals, last designated in writing by a Participant pursuant to the provisions and conditions of Section 8.2(c), who is or may become entitled to a benefit hereunder. If, at any time, no Beneficiary has been validly designated by the Participant, or the Beneficiary validly designated by the Participant is no longer living or no longer exists, whichever is applicable, then the Participant's Beneficiary shall be deemed to be the person or persons (per stirpes) in the first of the following classes of beneficiaries with one or more members of such class surviving or in existence as of the Participant's death, and in the absence thereof, the Participant's estate:

  (a)
  the Participant's Surviving Spouse; or

  (b)
  the Participant's lineal descendants, per stirpes.

    1.12  Benefit Commencement Date  means, with respect to a payee, the first day on which all events have occurred which entitle the payee to such benefit, in accordance with Treas. Reg. §1.401(a)-20(Q&A-10)(b)(1) and Code §417(f)(2) and determined pursuant to the provisions of Article VIII herein.

    1.13  Board  means the Board of Directors of the Plan Sponsor.

    1.14  Code  shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

    1.15  Company  shall mean Georgia Gulf Corporation, its successors and assigns, and any other corporation, partnership or sole proprietorship into which the Company may be merged or consolidated or to which all or substantially all of its assets may be transferred unless such organization indicates in writing that it does not approve of such automatic succession.

    1.16  Compensation.

      (a)  General Definition.  Subject to subsections (b) through (e) below, Compensation for a period of time with respect to a Participant means the Participant's "wages" as defined in Code §3401(a) for purposes of income tax withholding at the source paid by the Employer but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services and all other payments of compensation (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code §§6041(d), 6051(a)(3) and 6052 which are paid by the Employer to such Participant for such period of time.

      (b)  Exclusions.  Notwithstanding the provisions of subsection (a) above, none of the following items shall be included in the definition of Compensation, whether or not includable in taxable gross income:

         (i) reimbursements or other expense allowances;

        (ii) fringe benefits (whether provided in cash or otherwise);

        (iii) welfare benefits;

        (iv) moving expenses;

        (v) deferred compensation;

        (vi) income arising from the exercise of stock options; and

       (vii) any compensation paid to the Participant pursuant to any incentive compensation plan or program except to the extent that the terms of such plan or program expressly state that such compensation shall be taken into account under this Plan.

      (c)  Salary Reduction Arrangements.  Notwithstanding the preceding subsections of this Section, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross of the Participant under Code §§125, 402(e)(3) or 402(h).

      (d)  Limitation.  The annual Compensation of each Participant taken into account under the Plan for any Plan Year beginning after December 31, 1993, $150,000, as adjusted by the Secretary of the Treasury in accordance with applicable law). If the Plan determines Compensation for a period of time that contains fewer than 12 calendar months, the above limitation is to be proportionately reduced; provided, however, no proration is required for Employees who are covered under the Plan for less than one full year if the Plan formula for accruals is based on Compensation for a period of at least 12 months.

      (e)  Special Provisions.  The term Compensation may be specially defined for purposes of certain provisions of this Plan. See, e.g., Sections 1.43(g)(iii), 1.49(b), 3.1(a)(iv), 3.7(b)(iv), 3.9(b)(iv), 4.3(b) and 14.1(a)(ii) of this Plan.

    1.17  Contribution Percentage.  See Section 3.9(b)(ii) of this Plan.

    1.18  Controlled Group  shall mean the Company and any other entity which is required to be aggregated with the Company pursuant to Code §§414(b), (c), (m) or (o).

    1.19  Defined Benefit Fraction.  See Section 4.3(c) of this Plan.

    1.20  Defined Contribution Dollar Limitation.  See Section 4.3(d) of this Plan.

    1.21  Defined Contribution Fraction.  See Section 4.3(e) of this Plan.

    1.22  Determination Date.  See Section 14.2(d) of this Plan.

    1.23  Disabled  shall mean, when used to describe a Participant, a Participant who terminates his employment with the Employer as a result of an illness, injury or other condition which makes that Participant eligible to receive benefits under the Comprehensive Disability Income Plan (or any similar plan) or which would make such Participant so eligible if he participated in such plan.

    1.24  Discretionary Contributions  shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(a)(i) of this Plan and allocated to Participants pursuant to Section 3.1(a)(ii) of this Plan.

    1.25  Discretionary Contributions Account  shall mean the Account of a Participant to which are credited any Discretionary Contributions allocated to the Participant in a given Plan Year under Section 3.1(a) of this Plan.

    1.26  Earliest Retirement Age  shall mean, with respect to a Participant, the Participant's age on the earliest date on which, under the Plan, the Participant could separate from service and elect to receive a distribution, pursuant to Treas. Reg. §1.401(a)-20(Q&A-17)(b).

    1.27  Effective Date  shall mean the day on which this Plan becomes effective, except as may be otherwise noted herein.

    1.28  Election Form  shall mean the form provided by the Director for an Eligible Employee to elect to make Voluntary Contributions pursuant to the provisions of Section 3.2 of this Plan or to have the Employer make Elective Contributions on behalf of such Employee pursuant to the provisions of Section 3.5 of this Plan.

    1.29  Election Period  shall mean each calendar month.

    1.30  Elective Contributions  shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(b) of this Plan that were subject to a cash or deferred election under which, pursuant to Section 3.5 of this Plan, an Eligible Employee could elect to have the Employer either contribute an amount to this Plan or provide such amount to the Eligible Employee in cash or in the form of some other taxable benefit. Elective Contributions shall be allocated to Eligible Employees pursuant to Section 3.1(b)(ii) of this Plan.

    1.31  Elective Contributions Account  shall mean the Account of a Participant to which are credited any Elective Contributions allocated to the Participant each Plan Year under Section 3.1(b) of this Plan.

    1.32  Elective Deferrals  shall mean:

      (a) Any elective contribution (as defined in Treas. Reg. §1.401(k)-1(g)(3)) by a given individual under any qualified cash or deferred arrangement (as defined in Code §§401(k)) to the extent such contribution is not includable in the individual's gross income for the taxable year on account of Code §402(e)(3).

      (b) Any employer contribution on behalf of a given individual to a simplified employee pension (as defined in Code §408(k)) to the extent such contribution is not includable in the individual's gross income for the taxable year on account of Code §402(h)(1)(B).

      (c) Any employee contribution by a given individual which is designated as deductible under a trust described in Code §501(c)(18), to the extent that such contribution is deductible from such individual's income for the taxable year on account of Code §501(c)(18).

    1.33  Eligible Employee.

      (a)  In General.  Eligible Employee shall mean an Employee (i) who is employed by an Employer and subject to the Collective Bargaining Agreement between the Aberdeen, Mississippi Plant of Georgia Gulf Chemicals & Vinyls, LLC and the United Steelworkers of America, AFL-CIO-CLC Local 15198, and (ii) who is eligible to participate in this Plan and become a Participant for all or a portion of a Plan Year pursuant to Article II of this Plan.

      (b)  Code §401(k) Provisions.  Solely for purposes of applying the discrimination tests in Article III associated with ADP Contributions, the determination of whether an Employee is an Eligible Employee shall be made on the basis of Treas. Reg. §1.401(k)-1(g)(4).

      (c)  Code §401(m) Provisions.  Solely for purposes of applying the discrimination tests in Article III associated with ACP Contributions, the determination of whether an Employee is an Eligible Employee shall be made on the basis of Treas. Reg. §1.401(m)-1(f)(4).

    1.34  Eligible Highly Compensated Employee  shall mean an Eligible Employee who is also a Highly Compensated Employee.

    1.35  Employee  shall mean a person who performs services for a member of the Controlled Group and who is a common law employee of such Controlled Group member. The term Employee shall (i) also include any Leased Employee of a Controlled Group member as provided in Code §§414 (n) or (o), but shall (ii) exclude any individual who provides services to the Controlled Group member pursuant to a contractual arrangement with another entity, but who is not deemed to constitute a Leased Employee.

    1.36  Employer  shall mean the Company and each member of the Controlled Group which has adopted this Plan pursuant to Section 12.6 herein. See also Section 4.3(f) for a special definition applicable in Article IV.

    1.37  Employment Commencement Date  shall mean the date on which an Employee first performs an Hour of Service (as defined in subsection (a) of Section 1.45) for any member of the Controlled Group.

    1.38  ERISA  shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

    1.39  Excess Amount.  See Section 4.3(g) of this Plan.

    1.40  Excess Deferrals  shall mean Elective Deferrals made by a Participant for a calendar year in excess of the maximum amount specified in Code §402(b)(1), as adjusted pursuant to Code §§402(g)(4) and (5), applicable for such calendar year.

    1.41  Forfeitable Accounts  shall mean a Participant's Discretionary Contributions Account and Matching Contributions Account.

    1.42  Highest Average Compensation.  See Section 4.3(h) of this Plan.

    1.43  Highly Compensated Employee  shall mean the following:

      (a) An individual shall be a Highly Compensated Employee, with respect to a Plan Year, if the individual is described under either or both subsection (b) or subsection (c) below.

      (b) An individual is described under this subsection (b) if the individual is performing services during the determination period for the Controlled Group and: (1) the individual received compensation from the Controlled Group during the look-back year in excess of $80,000 and was a member of the top-paid group for such look-back year; or (2) the individual was a 5-percent owner at any time during either or both the look-back year or the determination period.

      (c) An individual is described under this subsection (c) if the individual was, at one time, an Employee of the Controlled Group and the individual separated from service (or was deemed to have separated from service pursuant to Treas. Reg. §1.414(q)-1T(Q&A-5)) from the Controlled Group prior to the determination period, such individual performs no service for the Controlled Group during the determination period, and such individual is a "highly compensated employee" (as defined in Code §414(q)) for either the determination period during which the individual separated from service with the Controlled Group or any determination period ending on or after the individual's 55th birthday.

      (d) For purposes of this Section, the applicable dollar amount specified in clause (1) of subsection (b) shall be the applicable dollar amount prescribed in Code §414(q)(1)(B), and shall be adjusted pursuant to the last sentence of Code §414(q)(1).

      (e) For purposes of this Section the term "determination period" shall mean the respective Plan Year specified in subsection (a) above, and the term "look-back year" shall mean the 12-month period immediately preceding the determination period.

      (f)  In determining who is a Highly Compensated Employee, the following definitions shall apply:

        (i)  Top-paid group  shall mean the top 20% of Employees of the Controlled Group ranked on the basis of compensation received during the determination period or look-back year, as applicable. For purposes of determining the number of Employees in the top-paid group, Employees described in Treas. Reg. §1.414(q)-1T(Q&A-9)(b) are excluded.

        (ii)  5-percent owner  shall mean a 5-percent owner determined pursuant to Treas. Reg. §1.416-1(T-17) and (T-18). If an individual is a 5-percent owner at any time during a determination period or look-back year, the individual shall be considered a 5-percent owner for such period or year.

        (iii)  Compensation  shall mean compensation as defined in Section 4.3(b) herein, except that compensation shall also include any amount which is contributed by the Controlled Group pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code §§125, 402(e)(3) or 403(b).

      (g) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the Employees in the top-paid group, and the compensation that is considered, will be made in accordance with Code §414(q) and the regulations thereunder.

    1.44  Highly Compensated Participant  shall mean a Participant who is a Highly Compensated Employee.

    1.45  Hours of Service  shall mean those hours calculated in accordance with the following provisions:

      (a) An Employee shall receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer for the performance of duties.

      (b) An Employee shall also receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

         (i) No more than 501 Hours of Service shall be credited because of this subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not said period occurs in a single computation period);

        (ii) An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed shall not be credited to an Employee if said payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and

        (iii) Hours of Service shall not be credited for a payment which reimburses an Employee solely for medical or medically related expenses incurred by the Employee.

  For purposes of subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether said payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

      (c) An Employee shall also receive credit for an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided that no Hour of Service shall be credited pursuant both to this subsection (c) and subsections (a) or (b) above. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) above shall be subject to the limitations set forth in that subsection.

      (d) In addition to the Service for which an Hour of Service must be credited pursuant to subsections (a), (b) and (c) above, an Employee shall receive credit for an Hour of Service for each hour for which an Employee performs no duties due to absence during any military service so long as such hours are required to be taken into account under the Selective Service and Training Act of 1940, as amended, the Military Selective Service Act of 1967, as amended, and/or the Vietnam Era Veteran's Readjustment Act of 1974, as amended, or other applicable federal law.

      (e) Each Employee for whom the Employer does not keep records of actual Hours of Service shall be credited with 45 Hours of Service for each week for which said Employee would be required to be credited with at least 1 Hour of Service, in accordance with this Section and applicable regulations promulgated by the Department of Labor.

      (f)  In determining and crediting to computation periods the number of Hours of Service to be credited to an Employee, the provisions of Department of Labor Reg. §§2530.200b-2(b) and 2(c) are incorporated herein by reference.

      (g) If an Employee is absent from service with the Employer as a result of a maternity/paternity absence, then, solely for purposes of determining whether the Employee incurs a One Year Break in Service for purposes of eligibility to participate and vesting in benefits, the Employee will be credited with up to 501 Hours of Service with respect to the period of maternity/paternity absence. Such 501 Hours of Service shall be credited at the rate at which the Employee would have otherwise accrued Hours of Service but for the maternity/paternity absence, provided that, if the Director is unable to determine the Hours of Service that would have otherwise been credited, such Hours of Service shall be credited at the rate of eight hours for each day of the maternity/paternity absence. Such 501 Hours of Service shall be credited only in the Eligibility Computation Period or Vesting Computation Period, as applicable, in which the Employee's maternity/paternity absence commences if the Employee would have incurred a One Year Break in Service in such Eligibility Computation Period or Vesting Computation Period, as applicable, but for the crediting of the additional Hours of Service. If such Hours of Service (not in excess of 501) are not credited to the Eligibility Computation Period or Vesting Computation Period, as applicable, in which the maternity/paternity absence commences pursuant to the immediately preceding sentence, such Hours of Service shall be credited to the next Eligibility Computation Period or Vesting Computation Period, as applicable, commencing after the maternity/paternity absence commences. For purposes of this subsection, the term "maternity/paternity absence" means an absence from service with the Employer by an Employee if the absence is caused:

         (i) By reason of the pregnancy of the Employee;

        (ii) By reason of the birth of a child of the Employee;

        (iii) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

        (iv) For purposes of caring for such child for a period beginning immediately following such birth or placement.

      (h) For purposes of this Section, employment with other members of the Controlled Group shall be considered employment with the Employer. In addition, in the case of a Leased Employee of any member of the Controlled Group, service with such member shall be considered employment with the Employer.

    1.46  Investment Fund  shall mean the Loan Fund and such other funds as are established within the Trust Fund from time to time at the direction of the Plan Sponsor in accordance with Section 6.2(c)(i) for the investment of the assets held under the Trust Fund.

    1.47  Investment Manager  shall mean any person who satisfies the definition of an "investment manager" under ERISA §3(38) and who is appointed as such by the Investment Committee to direct the investment of one, or more than one, Investment Fund.

    1.48  Key Employee.  See Section 14.2(f) of this Plan.

    1.49  Leased Employee.

      (a) Leased Employee shall mean any person (other than a common law employee of a member of the Controlled Group) who pursuant to an agreement between a member of the Controlled Group and any other person ("leasing organization") has performed services for a member of the Controlled Group (or for a member of the Controlled Group and related persons determined in accordance with Code § 414(n)(6)) on a substantially full-time basis for a period of at least one year, if such services are performed under primary direction or control by the Controlled Group member. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for a member of the Controlled Group shall be treated as provided by a member of the Controlled Group.

      (b) A Leased Employee shall not, however, be considered an Employee of a member of the Controlled Group if: (i) such Employee is covered by a money purchase pension plan of his legal employer providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Code §415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code §§125, 402(e)(3), 402(h) or 403(b)), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the Controlled Group's nonhighly compensated workforce. For purposes of this subsection (b), the term "nonhighly compensated workforce" means the total number of individuals (other than Highly Compensated Employees) who are either Employees of a member of the Controlled Group or Leased Employees of a member of the Controlled Group.

    1.50  Limitation Year.  See Section 4.3(i) of this Plan.

    1.51  Matching Contributions  shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(e)(i) of this Plan and allocated to all Participants pursuant to Section 3.1(e)(ii) of this Plan.

    1.52  Matching Contributions Account  shall mean the Account of a Participant to which are credited any Matching Contributions allocated to the Participant under Section 3.1(e) of this Plan.

    1.53  Maximum Permissible Amount.  See Section 4.3(j) of this Plan.

    1.54  Nonforfeitable Accounts  shall mean a Participant's Elective Contributions Account, Voluntary Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account and Rollover Contributions Account.

    1.55  Normal Retirement Age  shall mean age 65.

    1.56  Normal Retirement Date  shall mean the first day of the calendar month following the date the Participant attains his Normal Retirement Age.

    1.57  One-Year Break in Service (or Break in Service)  shall mean the Vesting Computation Period during which the Employee does not complete more than 500 Hours of Service with the Employer.

    1.58  Participant  shall mean an Eligible Employee who has met the requirements of Article II for participation in this Plan and who is potentially eligible to receive a benefit of any type from this Plan or whose Beneficiaries are potentially eligible to receive a benefit of any type from this Plan, or a former Employee who retains any Account balance in this Plan. An Eligible Employee who makes one or more Rollover Contributions to this Plan pursuant to Section 3.2(c) shall be considered a Participant solely to the extent of such contributions and any earnings thereon.

    1.59  Permissive Aggregation Group.  See Section 14.2(b) of this Plan.

    1.60  Plan  shall mean this Aberdeen Hourly Savings & Investment Plan, and all amendments to such plan made from time to time. This Plan is intended to be a profit sharing plan within the meaning of Code §401(a) and Treas. Reg. §1.401-1 under which contributions shall be made without regard to current or accumulated profits as permitted by Code §401(a)(27)(A).

    1.61  Plan Year  shall mean the 12 consecutive month period for keeping the books and records of the Plan, which shall be coincident with the calendar year; provided, however, that the first Plan Year shall begin on the Effective Date and end on December 31, 1999.

    1.62  Present Value.  See Section 14.2(e) of this Plan.

    1.63  Projected Annual Benefit.  See Section 4.3(k) of this Plan.

    1.64  Qualified Joint and Survivor Annuity  shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Participant's Surviving Spouse (if any), under which the Surviving Spouse's monthly benefit is not less than 50% and not more than 100% of the amount of the Participant's monthly benefit.

    1.65  Qualified Matching Contributions  shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(d)(i) of this Plan and allocated to a certain group of Eligible Employees pursuant to Section 3.1(d)(ii) of this Plan.

    1.66  Qualified Matching Contributions Account  shall mean the Account of a Participant to which are credited any Qualified Matching Contributions allocated to the Participant each Plan Year under Section 3.1(d) of this Plan.

    1.67  Qualified Nonelective Contributions  shall mean Employer contributions, if any, made to this Plan pursuant to Section 3.1(c)(i) of this Plan and allocated to a certain group of Eligible Employees pursuant to Section 3.1(c)(ii) of this Plan.

    1.68  Qualified Nonelective Contributions Account  shall mean the Account of a Participant to which are credited any Qualified Nonelective Contributions allocated to the Participant in a given Plan Year under Section 3.1(c) of this Plan.

    1.69  Qualified Spousal Waiver  shall mean a Participant's written election, delivered to the Director, signed by the Participant's Spouse, and witnessed by a notary public or an authorized Plan representative, which consents to the payment of all or a specified part of the Participant's benefit to a named Beneficiary other than the Participant's Spouse. Such election may not be changed without Spousal consent (unless the consent expressly permits designations by the Participant without further consent of the Spouse). A Participant (but not the Participant's Spouse) may, however, revoke a Qualified Spousal Waiver at any time prior to his Benefit Commencement Date by way of a written signed statement to the Director and a Qualified Spousal Waiver shall not be effective at any time following delivery of such a revocation to the Director provided that such revocation is received by the Director prior to the Participant's Benefit Commencement Date. If a Participant revokes a Qualified Spousal Waiver, the Participant's benefits shall be payable under the terms and provisions of this Plan as if no Qualified Spousal Waiver had ever been in existence.

    1.70  Reemployment Commencement Date  shall mean the first date following an Employee's termination of employment on which the Employee performs an Hour of Service for the Employer.

    1.71  Required Aggregation Group.  See Section 14.2(c) of this Plan.

    1.72  Required Beginning Date.  See Section 9.7(a) of this Plan.

    1.73  Rollover Contributions  shall mean cash contributions, if any, made by an Eligible Employee to the Plan which qualify as a "rollover contribution" within the meaning of Code §§402(a)(5)(for distributions on or before December 31, 1992), 402(c)(5)(for distributions after December 31, 1992), 403(a)(4) or 408(d)(3). The term "Rollover Contributions" shall also include direct transfers from a custodian or trustee of a profit sharing, stock bonus or pension trust described in Code §401(a), or an individual retirement account described in Code §408(a), provided that the requirements of Section 12.5 are satisfied.

    1.74  Rollover Contributions Account  shall mean the Account of a Participant to which are credited the Rollover Contributions made by the Participant in a given Plan Year pursuant to Section 3.2(e) of this Plan.

    1.75  Spouse  shall mean the legally recognized spouse of a Participant determined as of the Participant's Benefit Commencement Date, or, if earlier, determined as of the Participant's date of death.

    1.76  Surviving Spouse  shall mean the surviving Spouse of a deceased Participant. To the extent required by a qualified domestic relations order, an alternate payee under such order shall be treated as the Surviving Spouse of a deceased Participant. See Section 13.6 herein.

    1.77  Top-Heavy Plan.  See Section 14.2(g) of this Plan.

    1.78  Top-Heavy Ratio.  See Section 14.2(a) of this Plan.

    1.79  Trust  shall mean the trust accompanying the Plan hereby created.

    1.80  Trust Agreement  shall mean the agreement between the Trustee and the Company creating the Trust accompanying the Plan.

    1.81  Trust Fund  shall mean the assets of the Trust held by the Trustee pursuant to the provisions of the Trust Agreement and the Plan.

    1.82  Trustee  shall mean the entity, person or persons who have entered into the Trust Agreement with the Company to act as trustee(s) of the assets of the Plan.

    1.83  Valuation Date  shall mean each day of the Plan Year as of which Plan assets held in the Trust and the Account balances of Participants shall be valued by the Trustee. The Valuation Dates of the Plan shall be each day on which the United States financial markets are open for business.

    1.84  Vesting Computation Period  shall mean, for purposes of determining Years of Vesting Service and One-Year Breaks in Service for vesting, the following:

      (a) The Vesting Computation Period shall be the 12-consecutive-month period coincident with the Plan Year.

      (b) If the Company shall amend the Plan to change the Vesting Computation Period, such amendment shall not result in a decrease in the accrued benefit of any Employee within the meaning of Department of Labor Reg. §2530.203-2(c).

    1.85  Voluntary Contributions  shall mean voluntary after-tax Participant contributions, if any, made to this Plan pursuant to Section 3.2(b) of this Plan, and, if applicable, those excess contributions of a Highly Compensated Employee which are recharacterized as deemed Voluntary Contributions by the Director pursuant to Section 3.10(b) of this Plan.

    1.86  Voluntary Contributions Account  shall mean the Account of a Participant to which are credited the Participant's Voluntary Contributions, if any, for a given Plan Year pursuant to Section 3.2(b) of this Plan.

    1.87  Year of Vesting Service.

      (a) A Year of Vesting Service shall mean a Vesting Computation Period during which an Employee completes 1,000 Hours of Service.

      (b) For purposes of this Section, employment with other members of the Controlled Group shall be considered employment with the Employer. In addition, in the case of a Leased Employee of any employing person or entity described in the preceding sentence, employment with such employer shall be considered employment with the Employer.

      (c) For purposes of this Section, employment (calculated in accordance with subsection (a) or subsection (b) above) with CONDEA Vista Company shall be treated as employment with the Employer if the Employee transferred employment directly from CONDEA Vista Company to Georgia Gulf Chemicals & Vinyls, LLC on November 12, 1999.

      (d) For purposes of this Section, in any case in which the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent required by Code §414(a).

      (e) See Article V for special rules relating to the determination of Years of Vesting Service.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

    2.1  Participation.  Subject to the special rules of Sections 2.2 and 2.3 below, each Eligible Employee employed by an Employer shall become a Participant hereunder on the first day of the calendar month coincident with or immediately following the later of (i) the Effective Date or (ii) the employee's Employment Commencement Date, provided such Employee is still in the service of an Employer as an Eligible Employee on such date.

      (a)  Certain Employees Excluded.  Leased Employees shall not be Eligible Employees and shall not be eligible to participate in this Plan while they remain Leased Employees notwithstanding any provision of this Plan to the contrary. In addition, those employees who are categorized by the Employer (pursuant to nondiscriminatory standards, consistently applied) as temporary employees, employees hired pursuant to a "cooperative" program with an educational institution, and student interns shall not be eligible to participate in this Plan; provided, however, that an Employee categorized by the Employer as a temporary employee shall be an Eligible Employee and shall be eligible to participate in this Plan if such an Employee has satisfied the minimum age and service conditions specified in Code § 410(a), as that Code section may be in effect from time to time.

      (b)  Nonresident Aliens.  Employees who are nonresident aliens and who receive no earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)) shall not be Eligible Employees and shall not be eligible to participate in this Plan notwithstanding any provision of this Plan to the contrary.

    2.2  Participation for Former Employees.  Any former Employee who terminated employment may, upon being rehired by the Employer as an Eligible Employee, commence Participation and shall become a Participant in accordance with Section 2.1 above.

    2.3  Transfers to/from Eligible Class.

      (a)  Exclusion After Participation.  A Participant who ceases to be an Eligible Employee, but who has not ceased to be an Employee, shall not make nor share in any contributions under Section 3.1 of this Plan, and shall not be entitled to make any contributions under Section 3.2 of this Plan from the date of such ineligibility, until such Participant again becomes an Eligible Employee. However, such Participant shall be entitled to benefits in accordance with the other provisions of this Plan and shall continue to earn Years of Vesting Service nonetheless, and amounts previously credited to the Participant's Accounts shall continue to receive allocations of earnings and losses under Article VII of this Plan.

      (b)  Participation After Exclusion.  An Employee who has not been an Eligible Employee but who becomes an Eligible Employee shall become a Participant hereunder as of the later of (i) the date on which the Employee becomes an Eligible Employee, or (ii) the date the Employee would have become a Participant hereunder under Section 2.1 above.

ARTICLE III

CONTRIBUTIONS AND ALLOCATIONS

    3.1  Employer Contributions.  The Employer shall make contributions to the Plan (all of which are hereby expressly conditioned on their deductibility under Code §404) by making cash payments (or payments of property acceptable to the Trustee if such payments (i) are purely voluntary, (ii) do not relieve the Employer of an obligation to make contributions to this Plan, and (iii) do not constitute prohibited exchanges under ERISA §406(a)(1)(A)) to the Trustee in one or more of the following methods:

      (a)  Discretionary Contributions.

         (i) Amount.  For each Plan Year an Employer may make Discretionary Contributions to this Plan from time to time, subject to the provisions of Section 3.4 (Return of Contributions) of this Plan, in an amount as shall be determined by the Company.

        (ii) Allocation.  Discretionary Contributions (except for any special Discretionary Contribution made by an Employer for the purposes outlined in Section 13.11 or 8.5(c)) shall be allocated as of the Allocation Date for which the contribution is made to the Discretionary Contributions Account of each Allocation Participant of such Employer in proportion to the percentage that such Participant's allocation compensation during the Allocation Period bears to the total allocation compensation during such Allocation Period for all such Participants, subject to the limitations of Article IV of this Plan.

        (iii) Allocation During Top-Heavy Plan Years.  In the event that Article XIV applies to this Plan for a Plan Year, the allocations made under paragraph (ii) above shall be modified to the extent necessary for the allocations required under Section 14.1(a) of this Plan to be met by reducing the amounts which would otherwise be allocated pursuant to paragraph (ii) above to Allocation Participants who are Key Employees pro rata on the basis of their allocation compensation and allocating such amounts to Participants who are not Key Employees and who were employed by such Employer on the last day of such Plan Year until the allocations required under Section 14.1(a) of this Plan have been met.

        (iv) Compensation.  For purposes of this subsection (a), allocation compensation shall mean, with respect to a Participant, the Participant's Compensation (as defined in Section 1.16 of the Plan and as limited by subsection (d) and Section 1.16).

      (b)  Elective Contributions.

         (i) Amount.  For each Plan Year an Employer shall make Elective Contributions to this Plan in an amount equal to the aggregate Elective Contributions elected by Participants of such Employer on Election Forms filed with the Director (as defined in Section 11.1 of this Plan) pursuant to the provisions of Section 3.5 of this Plan, subject to the limitations and restrictions of Article IV of this Plan.

        (ii) Allocation.  Elective Contributions elected by a Participant on an Election Form filed with the Director pursuant to the provisions of Section 3.5 of this Plan shall, subject to the limitations of Sections 3.5, 3.7, 3.10, 3.11, 3.12 and Article IV of this Plan, be allocated to such Participant's Elective Contributions Account. Such Participant's salary or wages from the Employer shall be reduced accordingly.

      (c)  Qualified Nonelective Contributions.

         (i) Amount.  For each Plan Year an Employer may make Qualified Nonelective Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which shall be used to satisfy the Deferral Percentage Test of Section 3.7 of this Plan, the Special Limitation of Section 3.11 of this Plan and/or the Contribution Percentage Test of Section 3.9 of this Plan.

        (ii) Allocation.  Qualified Nonelective Contributions for a Plan Year shall be allocated as of the last day of such Plan Year to the Qualified Nonelective Contributions Account of each Allocation Participant who is not a Highly Compensated Participant in proportion to the ratio which his or her Compensation during the Plan Year bears to the total Compensation during such period of all such Participants subject to the limitations of Article IV of this Plan.

      (d)  Qualified Matching Contributions.

         (i) Amount.  For each Plan Year an Employer may make Qualified Matching Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which shall be used to satisfy the Deferral Percentage Test of Section 3.7 of this Plan and/or the Contribution Percentage Test of Section 3.9 of this Plan.

        (ii) Allocation.  Qualified Matching Contributions for a Plan Year shall be allocated as of the last day of such Plan year to the Qualified Matching Contributions Account of each Allocation Participant who is not a Highly Compensated Participant in proportion to the ratio which the sum of his Voluntary Contributions and Elective Contributions for such Plan Year bears to the total of the sum of all such contributions of all such Allocation Participants for such Plan Year, subject to the limitations of Sections 3.9 and 3.11 and Article IV of this Plan.

      (e)  Matching Contributions.

         (i) Amount.  For each Plan Year, an Employer shall make Matching Contributions to this Plan in an amount equal to the aggregate of the amounts to be allocated to Participants of such Employer under paragraph (ii) below.

        (ii) Allocation.  Matching Contributions equal to 6% of a Participant's Compensation shall be allocated to the Matching Contributions Accounts of Participants whose aggregate Elective Contributions and Voluntary Contributions are at least 3% of such Participant's Compensation for the applicable period with respect to which the Matching Contributions are made (excluding any Qualified Nonelective Contributions or Qualified Matching Contributions treated as Elective Contributions under Section 3.7(b)(iii) of this Plan), subject to the limitations of Sections 3.9, 3.10, 3.11 and Article IV of this Plan.

In no event shall the aggregate contributions made by the Employer under this Section exceed the amount deductible for federal income tax purposes under Code §404. All allocations to be made under this Section shall be subject to the provisions of Section 14.1(a) of this Plan, if applicable, and Article IV.

    3.2  Employee Contributions.

      (a)  Voluntary Deductible Contributions.  No contributions shall be made by Participants under this Plan which constitute "deductible employee contributions" as defined in Code §72(o)(5)(A) (i.e., which are deductible from the Participant's gross income for federal income tax purposes).

      (b)  Voluntary (Nondeductible) Contributions.  Each Participant may elect on Election Forms filed with the Director pursuant to the provisions of Section 3.6 to make Voluntary Contributions to the Plan equal to a percentage of his or her Compensation for each Plan Year. Such contributions, if any, shall be maintained in a separate Voluntary Contributions Account for the Participant, and shall share in the gains and losses of the Trust Fund.

      (c)  Rollover Contributions.  Each Eligible Employee may, without regard to whether such Eligible Employee is a Participant under this Plan and subject to the consent of the Director based on satisfying the requirements of this subsection, make one or more Rollover Contributions which shall be allocated to the Eligible Employee's Rollover Contribution Account if the Rollover Contribution is:

         (i) for distributions on or before December 31, 1992, a distribution which qualifies as a rollover amount described in Code §402(a)(5);

        (ii) for distributions on or after January 1, 1993, all or any portion of a distribution which is an "eligible rollover distribution" within the meaning of Code §402(c)(4);

        (iii) an amount described in Code §408(d)(3); or

        (iv) an amount described in Code §403(a)(4).

The Director shall have the right to reject any Rollover Contribution which it determines in its sole judgment does not qualify under the above-referenced statutes and laws. Any Rollover Contributions accepted by the Director shall be promptly remitted to the Trustee to be held in a Rollover Contribution Account for the Eligible Employee's sole benefit, and shall be nonforfeitable at all times, but otherwise subject to all of the terms and provisions of this Plan. Rollover Contributions shall only be accepted as of a Valuation Date.

    3.3  Time of Payment of Contributions.  Employer contributions made under Sections 3.1(a) through (e) of this Plan shall be made for each Plan Year within the time prescribed by law (including extensions thereof) for filing the Employer's federal income tax return for the Employer's taxable year ending with or within the Plan Year. Employer contributions made under Sections 3.1(b) through (e) of this Plan shall actually be paid to the Trustee no later than the end of the 12-month period immediately following the Plan Year to which such contributions relate. Employer contributions shall be promptly remitted to the Trustee and, in the case of Employer contributions under Section 3.1(b) of this Plan and Employee contributions under Sections 3.2(b) and (c) of this Plan, shall be remitted to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets in accordance with Department of Labor Reg. §2510.3-102(a).

    3.4  Return of Contributions.  All contributions made to the Trustee shall be irrevocable except as follows:

      (a)  Mistake of Fact.  If an Employer contribution is made by an Employer under a mistake of fact, the amount of such contribution described in subsection (c) below shall be returned to the Employer within one year after the payment of said contribution.

      (b)  Deductibility Condition.  All contributions of the Employer made to this Plan are hereby expressly conditioned on their deductibility for federal income tax purposes under Code §404; if an Employer contribution is disallowed as a deduction under Code §404, the amount of the contribution described in subsection (c) below shall be returned to the Employer within one year after the disallowance of the deduction.

      (c)  Amount Returned.  For purposes of subsections (a) and (b) above, the amount which may be returned to the Employer is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such amount will not be returned to the Employer, but losses attributable thereto will reduce the amount so returned. Furthermore, if the return of an amount attributable to a mistaken contribution would cause the accrued benefit of any Participant to be reduced to less than it would have been had the mistaken amount not been contributed, then the amount to be returned to the Employer will be limited so as to avoid such reduction.

    3.5  Provisions Regarding Elective Contributions.

      (a)  Elective Contribution Elections.  Each Participant may complete (prior to such deadline as shall be established by the Director in accordance with uniform procedures under subsection (d) below), with respect to an Election Period, an election, in which the Participant specifies the percentage in 1% increments of his Compensation which shall constitute his Elective Contribution applicable to each paycheck received within said Election Period to be contributed to his Elective

  Contribution Account by his Employer rather than paid to the Eligible Employee as taxable cash compensation. The maximum Elective Contribution that may be elected by a Participant for any Plan Year shall not exceed 15% of such Participant's Compensation received during such Plan Year. If a Participant has an Elective Contribution election in effect for an Election Period, such election automatically shall apply for the next succeeding Election Period unless the Participant modifies or revokes the election in accordance with this Section. The Employer shall contribute to the Elective Contribution Account of each such Participant the amount specified in such Participant's Elective Contribution election for so long as such election is in effect.

      (b)  Modification of Elective Contribution Elections.  Each Participant may complete (prior to such deadline as shall be established by the Director in accordance with uniform procedures, under subsection (d) below), an election, in which the Participant changes the percentage of the Participant's Compensation to be deferred as an Elective Contribution. Any such modification will become effective as soon as practicable following the time when the Participant notifies the Director of the election. No more than one modification may be made with respect to any Election Period.

      (c)  Revocation of Elective Contribution Election.  A Participant may revoke his Elective Contribution election at any time by providing notification of the revocation to the Director (prior to such deadline as shall be established by the Director in accordance with uniform procedures, under subsection (d) below). Any such revocation of an Elective Contribution election shall be effective as soon as practicable following the time when the Participant notifies the Director of the revocation of the election. If a Participant revokes his Elective Contribution election, a new Elective Contribution election may not be effective prior to the first day of the next Election Period commencing after the effective date of the revocation. A Participant who ceases to be an Eligible Employee shall automatically be deemed to have revoked his Elective Contributions election effective as of the date of his change in status.

      (d)  Procedure for Making Elections.  The Director shall have complete discretion to adopt and revise procedures to be followed in making Elective Contribution elections. Such procedures may include, but are not limited to, the format of the Election Forms, the deadline for filing Elective Contribution elections and for requesting a modification or revision of an Elective Contribution election, and the procedures for approval of Elective Contribution elections; provided, however, that no election may be made to defer as an Elective Contribution any amount of Compensation that has already been paid to a Participant. Any procedures adopted by the Director which have been set forth in writing and communicated to Participants that are inconsistent with the deadlines specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

      (e)  Elective Contribution Limitation.  Notwithstanding any provision of this Plan to the contrary, a Participant shall not be allowed to elect to make, and may not make, Elective Contributions which, in the aggregate during a calendar year, exceed the maximum amount specified in Code §402(g)(1), as adjusted pursuant to Code §§402(g)(4) and (5), applicable to such calendar year.

      (f)  Elective Deferrals.

         (i) Correcting Distributions.  To the extent that a Participant elects during a calendar year to make Elective Deferrals under a combination of this Plan and some other plan, arrangement or annuity in excess of the maximum amount specified in Code §402(g)(1), as adjusted pursuant to Code §402(g)(4) and (5), applicable to such calendar year, the Director, on his own initiative or upon written request of the Participant received by March 1 of the following calendar year, shall direct the Trustee to distribute, on or after January 1 of such following calendar year, but in no event later than April 15 of such following calendar year, to such Participant the portion of such Participant's Elective Contributions made during the calendar year which the Director determines should be considered an Excess Deferral or which the Participant has designated as an Excess Deferral in such written request, together with income or loss allocable to such portion pursuant to paragraph (ii) below. Simultaneously therewith, the Matching Contributions attributable to such portion of the Participant's Elective Contributions made during the calendar year shall be forfeited and held in a suspense account to be used to reduce the amount of future Matching Contributions.

      (ii) Allocable Income or Loss.

        (A) General Rule.  For purposes of paragraph (i) above, the income or loss allocable to the portion of a Participant's Elective Contributions made during a calendar year which constitutes an Excess Deferral or which the Participant has designated as an Excess Deferral shall, at any relevant time, be determined by the formula:

income or loss	=	( 1 +	M	)	×	(	E	)	×	I
		10				D

        For purposes of applying the formula, E is the portion of a Participant's Elective Contributions made during the calendar year which has been designated as an Excess Deferral; D is the balance in the Participant's Elective Contributions Account as of the end of the calendar year reduced by the gain allocable to such total amount for the calendar year and increased by the loss allocable to such total amount for the calendar year; M is (i) for calendar years prior to 1992, the number of calendar months which have elapsed since the end of the calendar year, or (ii) for calendar years after 1991, equal to zero; and I is the income or loss for the calendar year allocable to the Participant's total Elective Contributions for the calendar year. A distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next subsequent month.

        (B) Transitional Rules.  For the Plan Year beginning in 1987, the Director may use any reasonable method for computing the income or loss allocable to the portion of a Participant's Elective Contributions for purposes of paragraph (i) above, provided that such method is used consistently for all Participants and for all consecutive distributions under the Plan for such Plan Year. Any "reasonable" method for computing such income or loss under Notice 88-33 shall be deemed a reasonable method for purposes of this paragraph (ii). For the Plan Years beginning in 1988 and/or 1989, the Employer may elect to use the "fractional method" of computing income allocable to excess deferrals in accordance with Treas. Reg. §1.402(g)-1(d)(5)(iii) rather than the "safe harbor method" used in paragraph (ii)(A) above.

      (g)  Coordination with other Provisions.  Any Elective Contributions designated as an excess deferral under subsection (f) above which are returned to the Participant pursuant to subsection (f) shall nonetheless be included as Elective Contributions for purposes of the Deferral Percentage Test specified in Section 3.7 of this Plan unless such Participant is not a Highly Compensated Participant, and may be distributed without regard to any notice or consent otherwise required by the terms of this Plan. The portion of a Participant's Elective Contributions made during a calendar year which has been designated as an Excess Deferral and which is to be distributed under subsection (f) above shall be reduced by any excess contributions (as determined under Section 3.10(c) of this Plan) previously distributed under Section 3.10(a) of this Plan or recharacterized under Section 3.10(b) of this Plan with respect to such Participant for the Plan Year beginning with or within such calendar year.

      (h)  Other Limitations Concerning Elective Contributions.  In addition to the other conditions and limitations set forth in this Plan, Elective Contributions which may, for a Plan Year, be allocated to a Participant's Account shall not be permitted, in the case of each Highly Compensated Participant, if they would cause the Plan to fail the Deferral Percentage Test specified in Section 3.7 of this Plan for such Plan Year, and, in the case of each Participant, if they would cause the Plan to fail to satisfy the limitations of Article IV of this Plan for such Plan Year.

    3.6  Provisions Regarding Voluntary Contributions.

      (a)  Voluntary Contribution Elections.  Each Participant may complete (prior to such deadline as shall be established by the Director in accordance with uniform procedures under subsection (d) below), with respect to an Election Period, an election, in which the Participant specifies the percentage in 1% increments of his Compensation which shall constitute his Voluntary Contribution applicable to each paycheck received within said Election Period to be contributed to his Voluntary Contribution Account by his Employer. The maximum Voluntary Contribution that may be elected by such Participant for any Plan Year shall not, when aggregated with the Elective Contribution elected, if any, by such Participant for such Plan Year, exceed 16% of such Participant's Compensation received during such Plan Year. If a Participant has a Voluntary Contribution election in effect for an Election Period, such election automatically shall apply for the next succeeding Election Period unless such Participant modifies or revokes the election in accordance with this Section. Contributions to the Voluntary Contribution Account of each such Participant by means of payroll deductions by the Employer for remittance to the Trustee of the amount specified in such Participant's Voluntary Contribution election shall continue for so long as such election is in effect.

      (b)  Modification of Voluntary Contribution Elections.  Each Participant may complete (prior to such deadline as shall be established by the Director in accordance with uniform procedures, under subsection (d) below), an election, in which the Participant changes the percentage of the Participant's Compensation to be contributed as a Voluntary Contribution. Any such modification will become effective as soon as practicable following the time when the Participant notifies the Director of the election. No more than one modification may be made with respect to any Election Period.

      (c)  Revocation of Voluntary Contribution Election.  A Participant may revoke his Voluntary Contribution election at any time by providing notification of the revocation to the Director (prior to such deadline as shall be established by the Director in accordance with uniform procedures, under subsection (d) below). Any such revocation of a Voluntary Contribution election shall be effective as soon as practicable following the time when the Participant notifies the Director of the revocation of the election. If a Participant revokes his Voluntary Contribution election, a new Voluntary Contribution election may not be effective prior to the first day of the next Election Period commencing after the effective date of the revocation.

      (d)  Procedure for Making Elections.  The Director shall have complete discretion to adopt and revise procedures to be followed in making Voluntary Contribution elections. Such procedures may include, but are not limited to, the format of the Election Forms, the deadline for filing Voluntary Contribution elections and for requesting a modification or revision of a Voluntary Contribution election, and the procedures for approval of Voluntary Contribution elections. Any procedures adopted by the Director which have been set forth in writing and communicated to Eligible Employees that are inconsistent with the deadlines specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

    3.7  Limitation of Elective Deferrals.

      (a)  Deferral Percentage Test.  The Deferral Percentage Test shall be satisfied for any Plan Year if the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

         (i) The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

        (ii) The lesser of:

          (A) The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 2; or

          (B) The Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees plus two percentage points.

      (b)  Definitions.

         (i) Average Actual Deferral Percentage.  For purposes of this Section the term "Average Actual Deferral Percentage" of a group of Employees shall, for a Plan Year, mean the numeric average of the Actual Deferral Percentages calculated separately for each Employee in the group.

        (ii) Actual Deferral Percentage.  The Actual Deferral Percentage of an Employee shall be obtained by dividing the amount of "ADP Contributions" credited to the Account of such Eligible Employee during such Plan Year by the Eligible Employee's Compensation for the Applicable Period, calculated to the nearest one-hundredth of one percent. The Actual Deferral Percentage of an Eligible Employee who has no "ADP Contributions" credited to his Account during a Plan Year shall be zero for such Plan Year.

        (iii) ADP Contributions.  "ADP Contributions" shall mean the sum of Elective Contributions and, to the extent that the Director elects (uniformly with respect to all Eligible Employees) to treat the following contributions as Elective Contributions under Treas. Reg. §1.401(k)-1(b)(3) and this paragraph (iii), Qualified Nonelective Contributions and Qualified Matching Contributions. Any Qualified Nonelective Contributions or Qualified Matching Contributions which the Director elects to treat as Elective Contributions under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code §401(a)(4).

        (iv) Compensation.  For purposes of this Section, Compensation shall mean Compensation as defined in Section 1.16 of this Plan, but without regard to the exclusions described in subsection (b) of Section 1.16; provided, however, that Compensation of an Employee shall not include the Compensation of such Employee during a period that the Employee is not an Eligible Employee and is not a Participant with respect to the Plan.

      (c)  Plan Aggregation Rules.  In the case of an Eligible Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement of the Controlled Group, the Actual Deferral Percentage for such Employee shall be calculated by treating all the cash or deferred arrangements in which the Eligible Highly Compensated Employee is eligible to participate (including this Plan) as one arrangement; provided, however, that plans that are not permitted to be aggregated under Treas. Reg. §1.401(k)-1(b)(3)(ii)(B) shall not be aggregated for this purpose. Furthermore, if any plan of the Controlled Group which is subject to Code §401(k) is aggregated with this Plan for purposes of Code §§401(a)(4) and 410(b), then all elective contributions (as defined in Treas. Reg. §1.401(k)-1(g)(3)) under such plan and this Plan shall be aggregated in applying the limitations of this Section.

      (d)  Failure to Satisfy Test.  If this Plan does not or may not satisfy the Deferral Percentage Test of subsection (a) above for a Plan Year, the Director shall take such action permitted under Sections 3.10 and 3.12 of this Plan as the Director, in its sole discretion, shall determine necessary in order to ensure that the Plan satisfies such test for the Plan Year.

      (e)  Recordkeeping.  The Director shall, on behalf of the Employer, maintain such records as are necessary to demonstrate compliance with the Deferral Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as Elective Contributions under paragraph (iii) of subsection (b) above.

    3.8  Provisions Regarding Matching Contributions.

      (a)  Contribution by the Employer.  The Employer shall, as of the last day of each calendar month in each Plan Year, contribute to the Matching Contributions Account of each Participant an amount equal to 200% of a Participant's Compensation received during such calendar month that is allocated as an Elective Contribution (excluding any Qualified Nonelective Contributions and/or any Qualified Matching Contributions treated as Elective Contributions by the Director pursuant to Section 3.7(b)(iii) of this Plan) and is deferred on behalf of the Participant.

      (b)  Maximum Matching Contributions.  Matching Contributions as of the last day of a calendar month will not be made with respect to any Elective Contributions that exceed 3% of the Participant's Compensation for such calendar month.

      (c)  Other Limitations Concerning Matching Contributions.  In addition to the other conditions and limitations set forth in this Plan, Matching Contributions which are, for a Plan Year, allocated to the Matching Contributions Account of a Participant who is an Eligible Highly Compensated Employee, and which cause the Plan to fail the Contribution Percentage Test of Section 3.9 of this Plan or the special limitation of Section 3.11 of this Plan for such Plan Year shall be corrected pursuant to Section 3.10. Furthermore, in the case of each Participant, no Matching Contributions shall be allocated to a Participant's Matching Contributions Account which would cause the Plan to fail to satisfy the limitations of Article IV of this Plan.

    3.9  Limitation of Employee and Employer Matching Contributions.

      (a)  Contribution Percentage Test.  The Contribution Percentage Test shall be satisfied for any Plan Year if the Average Contribution Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

         (i) The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

        (ii) The lesser of:

          (A) The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees times 2; or

          (B) The Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees plus two percentage points.

      (b)  Definitions.

         (i) Average Contribution Percentage.  For purposes of this Section, the term "Average Contribution Percentage" of a group of Employees shall, for a Plan Year, mean the numeric average of the Contribution Percentages calculated separately for each Employee in the group.

        (ii) Contribution Percentage.  The Contribution Percentage of an Eligible Employee shall be obtained by dividing the amount of "ACP Contributions" credited to the Account of such Employee during such Plan Year by the Eligible Employee's Compensation for the Applicable Period, calculated to the nearest one-hundredth of one percent. The Contribution Percentage of an Eligible Employee who has no "ACP Contributions" credited to his Account during a Plan Year shall be zero for such Plan Year.

        (iii) ACP Contributions.  "ACP Contributions" shall mean the sum of Qualified Matching Contributions to the extent that such contributions are not treated as Elective Contributions under Treas. Reg. §1.401(k)-1(b)(5) and Section 3.7(b)(iii) of this Plan; Matching Contributions; Voluntary Contributions; Elective Contributions which are recharacterized under Section 3.10(b) of this Plan; Qualified Nonelective Contributions, to the extent that the Director elects (uniformly with respect to all Eligible Employees) to treat those contributions as "matching contributions" under Treas. Reg. §1.401(m)-1(b)(5) and this paragraph (iii) and such contributions are not treated as Elective Contributions under Treas. Reg. §1.401(k)-1(b)(5) and Section 3.7(b)(iii) of this Plan; and any forfeitures which are reallocated under Sections 3.10(c), 3.10(d)(iv) or 8.5(b) as a Matching Contributions or a Matching Voluntary Contribution. Any Qualified Nonelective Contributions which the Director elects to treat as "matching contributions" or any Qualified Matching Contributions treated as "ACP Contributions" under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code §401(a)(4) and must satisfy the provisions of Treas. Reg. §1.401(m)-1(b).

        (iv) Compensation.  For purposes of this Section, Compensation shall mean Compensation as defined in Section 3.7(b)(iv) above. Compensation of an Employee shall not include the Compensation of such Employee during a period that the Employee is not an Eligible Employee and is not a Participant with respect to this Plan.

      (c)  Plan Aggregation.  In the case of an Eligible Highly Compensated Employee who is eligible to participate in two or more plans of the Controlled Group to which employee contributions (within the meaning of Treas. Reg. §1.401(m)-1(f)(7)) or matching contributions (within the meaning of Treas. Reg. §1.401(m)-1(f)(12)), or both are made, all such contributions on behalf of such Eligible Highly Compensated Employee must be aggregated for purposes of determining such Employee's Contribution Percentage; provided, however, that plans which are not permitted to be aggregated under Treas. Reg. §1.401(m)-1(b)(3)(ii) shall not be aggregated for this purpose. Furthermore, if any plan of the Controlled Group which is subject to Code §401(m) is aggregated with this Plan for purposes of Code §§410(b) and 401(a)(4), then all employee contributions (as defined in the preceding sentence) and all matching contributions (as defined in the preceding sentence) under such plan and this Plan shall be aggregated in applying the limitations of this Section.

      (d)  Failure to Satisfy Test.  If this Plan does not or may not satisfy the Contribution Percentage Test of subsection (a) above for a Plan Year, the Director shall take such action permitted under Sections 3.10 and 3.12 of this Plan as the Director, in its sole discretion, shall determine necessary in order to ensure that the Plan satisfies such test for the Plan Year.

      (e)  Recordkeeping.  The Director shall, on behalf of the Employer, maintain such records as are necessary to demonstrate compliance with the Contribution Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as "ACP Contributions" under paragraph (iii) of subsection (b) above, and the extent to which any Elective Contributions are recharacterized under Section 3.10(b) below.

    3.10  Corrections Required by Discrimination Tests.  If the Deferral Percentage Test of Section 3.7 of this Plan, the Contribution Percentage Test of Section 3.9 of this Plan and/or the special limitation of Section 3.11 of this Plan are applicable to this Plan and are not satisfied for a Plan Year, the Director, in its discretion, may use any combination of the methods in subsections (a) and (b) below to satisfy any one or more of these tests or limitations, except as otherwise provided below:

      (a)  Distribution.

         (i) Correcting Distributions.  To the extent necessary to satisfy the Applicable Test for any Plan Year in which such test is not satisfied, the Director shall direct the Trustee to distribute to Highly Compensated Participants a portion (determined in the manner set forth in subsections (c) and/or (d) below) of their Applicable Contributions, together with income allocable to such portions, after the close of such Plan Year, but in no event later than the close of the following Plan Year.

        (ii) Allocable Income or Loss.

          (A) General Rules.  For purposes of paragraph (i) above, the income or loss allocable to the portion of a Participant's Applicable Contributions made during a Plan Year shall, at any relevant time, be determined by the following formula:

income or loss	=	( 1 +	M	)	×	(	E	)	×	I
		10				D

          For purposes of applying the formula, E is the portion of such Participant's Applicable Contributions made during the Plan Year; D is the balance in the Participant's Account consisting of Applicable Contributions as of the end of the Plan Year reduced by the gain allocated to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year; M is (i) for Plan Years prior to 1992, the number of calendar months which have elapsed since the end of the Plan Year, or (ii) for Plan Years after 1991, equal to zero; and I is the income or loss for the Plan Year allocable to the Participant's total Applicable Contributions for the Plan Year. A distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next subsequent month.

          (B) Transitional Rule.  For the Plan Year beginning in 1987, the Director may use any reasonable method for computing the income or loss allocable to the portion of a Participant's Applicable Contributions for purposes of paragraph (i) above, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for such Plan Year. Any "reasonable" method for computing such income or loss under Notice 88-33 shall be deemed a reasonable method for purposes of this paragraph (ii).

        (iii) Definitions.  For purposes of this subsection (a):

          (A) Applicable Test shall mean the Deferral Percentage Test of Section 3.7 of this Plan or the Contribution Percentage Test of Section 3.9 of this Plan, whichever is applicable.

          (B) Applicable Contributions shall mean:

            (1) if the Applicable Test is the Deferral Percentage Test, "ADP Contributions" as defined in Section 3.7(b)(iii) of this Plan, or

            (2) if the Applicable Test is the Contribution Percentage Test, "ACP Contributions" as defined in Section 3.9(b)(iii) of this Plan.

      (b)  Recharacterization.

         (i) Correcting Recharacterization.  To the extent necessary to satisfy the Deferral Percentage Test of Section 3.7 of this Plan for any Plan Year in which such test is not satisfied, the excess contributions of a Highly Compensated Participant may be recharacterized by the Director as deemed Voluntary Contributions of such Participant, and shall be allocated to the Participant's Voluntary Contributions Account. The amount of excess contributions recharacterized under this paragraph (i) shall be reduced by any Excess Deferrals previously distributed to the Participant under Section 3.5(f) of this Plan for the Participant's taxable year ending with or within such Plan Year. Recharacterization under this paragraph (i) must occur on or before the later of (A) 2 1/2 months after the close of the Plan Year to which the recharacterization relates or (B) October 24, 1988, and is deemed to occur on the date on which the last of those Highly Compensated Participants with excess contributions to be recharacterized is notified in accordance with paragraph (ii) below. Recharacterization with respect to a Participant may not occur to the extent that recharacterized excess contributions, in combination with Voluntary Contributions made by the Participant, exceed the limitations on Voluntary Contributions applicable to the Participant (determined prior to the application of Section 3.9 of this Plan) or to the extent that such contributions would cause the Plan to fail the Contribution Percentage Test of Section 3.9 of this Plan. Simultaneously therewith, the Matching Contributions attributable to the excess contributions during such Plan Year which are so recharacterized shall be forfeited and held in a suspense account to be used to reduce the amount of future Employer contributions.

        (ii) Procedure for Recharacterization.  The Director shall report recharacterized excess contributions as Voluntary Contributions by timely providing such forms as the Internal Revenue Service may require to the Employer and affected Employees and timely taking such other action as the Internal Revenue Service may require. The Director shall account for such recharacterized excess contributions as Voluntary Contributions for purposes of Code §§72 and 6047.

        (iii) Treatment of Deemed Voluntary Contributions.  Deemed Voluntary Contributions shall be treated as Elective Contributions for all purposes under this Plan except for purposes of satisfying the Deferral Percentage Test and for purposes of Code §401(a)(4), in accordance with Treas. Reg. §1.401(k)-1(f)(3)(ii) and (iv).

      (c)  Determination of Excess Contributions.  For purposes of paragraphs (a) and (b) above, the relevant portion of a Highly Compensated Participant's ADP Contributions for a Plan Year shall be equal to such Participant's excess contributions for such Plan Year. The excess contributions, and the portion of the excess contributions to be distributed, shall be calculated in the following manner:

         (i) The excess contributions with respect to a Highly Compensated Participant for a Plan Year are determined by reducing the Elective Contributions of the Highly Compensated Participant with the highest Actual Deferral Percentage by the amount required to cause the Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest such percentage. If a lesser reduction would enable the arrangement to satisfy the Deferral Percentage Test, only this lesser reduction will be made. This process must be repeated until the Deferral Percentage Test would be satisfied.

        (ii) The total of the reductions in the amounts of Elective Contributions, determined in accordance with (i) above, shall be determined.

        (iii) After the total in (ii) above has been determined, the Elective Contributions of the Highly Compensated Participant with the highest dollar amount of Elective Contributions shall be reduced by the amount required to cause that Highly Compensated Participant's Elective Contributions to equal the dollar amount of the Elective Contributions of the Highly Compensated Participant with the next highest dollar amount of Elective Contributions. This amount is then distributed to the Highly Compensated Participant with the highest dollar amount of Elective Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this step would equal the total excess contributions determined under (ii) above, the lesser reduction amount is distributed to the appropriate Participant.

        (iv) If the total amount distributed under (iii) above is less than the total excess contributions determined under (ii) above, then the procedure described in (iii) is repeated until the full amount of the excess contributions, determined under (ii) above, has been distributed to Participants.

      (d)  Determination of Excess Aggregate Contributions.  For purposes of paragraph (a) above, the relevant portion of a Highly Compensated Participant's ACP Contributions for a Plan Year shall be equal to such Participant's excess aggregate contributions for such Plan Year. The excess aggregate contributions, and the portion of such excess aggregate contributions to be distributed, shall be calculated in the following manner:

         (i) The excess aggregate contributions with respect to a Highly Compensated Participant for a Plan Year are determined by reducing the ACP Contributions of the Highly Compensated Participant with the highest Contribution Percentage by the amount required to cause the Participant's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Participant with the next highest such percentage. If a lesser reduction would enable the arrangement to satisfy the Contribution Percentage Test, only this lesser reduction will be made. This process must be repeated until the Contribution Percentage Test would be satisfied.

        (ii) The total of the reductions in the amounts of ACP Contributions, determined in accordance with (i) above, shall be determined.

        (iii) After the total in (ii) above has been determined, the ACP Contributions of the Highly Compensated Participant with the highest dollar amount of ACP Contributions shall be reduced by the amount required to cause that Highly Compensated Participant's ACP Contributions to equal the dollar amount of the ACP Contributions of the Highly Compensated Participant with the next highest dollar amount of ACP Contributions. This amount is then distributed to the Highly Compensated Participant with the highest dollar amount of ACP Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess aggregate contributions determined under (ii) above, the lesser reduction amount is distributed to the appropriate Participant.

        (iv) If the total amount distributed under (iii) above is less than the total excess aggregate contributions determined under (ii) above, then the procedure described in (iii) is repeated until the full amount of the excess aggregate contributions, determined under (ii) above, has been distributed to Participants.

        (v) With respect to paragraphs (i) through (iii) above, any ACP Contributions which are determined to be excess aggregate contributions and which are to be reduced shall be distributed pursuant to subsection (a).

      (e)  Coordination With Other Provisions.  Excess contributions to be distributed under subsection (a) or recharacterized under subsection (b) with respect to a Participant for a Plan Year shall be reduced by any correcting distributions under Section 3.5(f) of this Plan previously made to such Participant for the calendar year ending with or within such Plan Year. Distributions under subsection (a) above may be made without regard to any notice or consent otherwise required by the terms of this Plan (including Section 8.7 herein). The determination of the amount of excess aggregate contributions under subsection (d) with respect to a Plan Year shall be made after determining the excess contributions, if any, to be treated as deemed Voluntary Contributions due to recharacterization for such Plan Year.

      (f)  Failure to Correct.  If, for any reason, any excess contributions and/or excess aggregate contributions for a Plan Year are not distributed or recharacterized within two and one-half (2 1/2) months after the close of such Plan Year, then the Employer shall be liable for the Federal excise tax imposed under Code §4979 in the amount of 10% of such aggregate excess contributions and/or excess aggregate contributions.

    3.11  Multiple Use of Alternative Limitation.  The provisions of this Section shall only apply if one or more Highly Compensated Employees of the Employer are Eligible Employees with respect to both a cash or deferred arrangement (including this Plan) subject to Code §401(k) and a plan of the Employer (including this Plan) subject to Code §401(m), and shall apply only for Plan Years beginning on or after January 1,1989. Furthermore, for this Section to apply, the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees during the Plan Year must be greater than 125% of the Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees, and the Average Contribution Percentage for the Prior Plan Year for the Eligible Highly Compensated Employees during the Plan Year must be greater than 125% of the Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees.

      (a)  Special Limitation.  In addition to the other conditions and limitations herein, for any Plan Year, the sum of the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees and the Average Contribution Percentage for the Eligible Highly Compensated Employees shall not exceed the greater of:

         (i) the sum of (A) 1.25 multiplied by the greater of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage, and (B) 2% plus the lesser of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage; provided, however, this sum shall not exceed twice the lesser of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage; or

        (ii) the sum of (A) 1.25 multiplied by the lesser of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage, and (B) 2% plus the greater of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage; provided, however, this sum shall not exceed twice the greater of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage.

  For purposes of this subsection (a), the term "relevant Average Actual Deferral Percentage" means the Average Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees under the cash or deferred arrangement subject to Code §401(k) for the plan year, and the term "relevant Average Contribution Percentage" means the Average Contribution Percentage for the prior Plan Year for the Eligible Employees who are not Highly Compensated Employees under the Plan subject to Code §401(m) for the plan year beginning with or within the plan year of the arrangement subject to Code §401(k).

      (b)  Coordination with Other Provisions.  For purposes of this Section, the Actual Deferral Percentage and the Contribution Percentage of the Eligible Highly Compensated Employees shall be determined after use of any Qualified Nonelective Contributions and Qualified Matching Contributions to meet the Deferral Percentage Test pursuant to Section 3.7(b)(iii) of this Plan and after use of Qualified Nonelective Contributions to meet the Contribution Percentage Test pursuant to Section 3.9(b)(iii) of this Plan. Furthermore, the Actual Deferral Percentage and the Contribution Percentage of the Eligible Highly Compensated Employees shall be determined after any corrective distribution of excess deferrals pursuant to Section 3.5(f) of this Plan, or any corrective distribution of excess contributions and excess aggregate contributions pursuant to Section 3.10(a) of this Plan and after any recharacterization of excess contributions pursuant to Section 3.10(b) of this Plan.

      (c)  Plan Aggregation.  If the Controlled Group maintains two or more cash or deferred arrangements subject to Code §401(k) which are not aggregated for purposes of Section 3.7(d) of this Plan or if the Controlled Group maintains two or more plans subject to Code §401(m) which are not aggregated for purposes of Section 3.9(d) of this Plan, the provisions of subsection (a) above shall apply separately with respect to each such plan and cash or deferred arrangement; provided, however, that plans which are not permitted to be aggregated under Treas. Reg. §1.401(k)-1(b)(3)(ii)(B) or Treas. Reg. §1.401(m)-1(b)(3)(ii) shall not be aggregated for this purpose. Furthermore, if any plan of the Controlled Group which is subject to Code §§401(k) and/or (m) is aggregated with this Plan for purposes of Code §§410(b) and 401(a)(4), then all elective contributions (as defined in Treas. Reg. §1.401(k)-1(g)(3)), employee contributions (as defined in Treas. Reg. §1.401(m)-1(f)(6)) and all matching contributions (as defined in Treas. Reg. §1.401(m)-1(f)(12)) under such plan and this Plan shall be aggregated in applying the limitations of this Section.

      (d)  Correcting Distributions.  To the extent necessary to satisfy the special limitation of subsection (a) above for any Plan Year in which the special limitation is not satisfied, the Director shall first reduce the Contribution Percentage of the Eligible Highly Compensated Employees by correcting distributions in accordance with Section 3.10 of this Plan, and then shall reduce the Actual Deferral Percentages of the Eligible Highly Compensated Employees by correcting distributions or recharacterization in accordance with Section 3.10 of this Plan. If an excess contribution arises under this Section 3.11(d) of this Plan and is recharacterized as a deemed Voluntary Contribution, such amount shall be treated as an excess aggregate contribution.

    3.12  Discretionary Cutbacks to Satisfy Discrimination Tests.  In addition to those powers granted the Director elsewhere herein, the Director shall have the power to reduce the Elective Contribution election and/or Voluntary Contribution election of any Highly Compensated Participant at any time during a Plan Year if the Director, in his sole discretion and based on current contribution data available, determines that the Deferral Percentage Test of Section 3.7 of this Plan, the Contribution Percentage Test of Section 3.9 of this Plan, and/or the special limitation of Section 3.11 of this Plan for such Plan Year may not be satisfied. Any such reductions shall be made to the extent necessary in the opinion of the Director to satisfy the Deferral Percentage Test, the Contribution Percentage Test, and/or the special limitation, whichever is applicable, and shall be made by reducing the Elective Contribution election and/or the Voluntary Contribution election of Highly Compensated Participants.

    3.13  Payments to Trustee.  Elective Contributions and Voluntary Contributions made by or for a Participant shall be transmitted by his Employer to the Trustee as soon as practicable, but in any event not later than 15 days after the end of the calendar month in which such Contributions are withheld or would otherwise have been paid to the Participant.

ARTICLE IV

LIMITATION ON ALLOCATIONS

    4.1  General Rules.

      (a)  Limitation.  The Annual Additions which may be credited to a Participant's Accounts under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under any other defined contribution plans (as defined in Code §414(i)), individual medical accounts (as defined in Code §415(l)(2)) and welfare benefit funds (as defined in Code §419(e)) maintained by the Employer for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans, individual medical accounts and welfare benefit funds maintained by the Employer, if any, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated under this Plan to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to this Plan will be reduced so that the Annual Additions under all such plans, accounts and funds for the Limitation Year (including this Plan) will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, individual medical accounts and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

      (b)  Use of Estimated Compensation.  Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

      (c)  Allocation of Excess Amounts Among Plans, Funds and Accounts.  If, pursuant to subsection (b) above or as a result of the allocation of forfeitures, a reasonable error in determining the amount of Elective Deferrals a Participant may make, or such other facts and circumstances as may be allowed by the Internal Revenue Service, a Participant's Annual Additions under this Plan and such other plans, accounts and funds (if any) would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that the Annual Additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another qualified defined contribution plan, the Excess Amount attributed to this Plan will be the product of:

         (i) the total Excess Amount allocated as of such date, multiplied by

        (ii) the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

      (d)  Disposition of Excess Amounts.  Any Excess Amount attributed to this Plan will be disposed of as follows:

         (i) Any Voluntary Contributions and then any Elective Contributions (and earnings thereon), to the extent they would reduce the Excess Amount, will be returned to the Participant, and any Matching Contributions associated with such Elective Contributions, to the extent they would reduce the Excess Amount, will, if the Participant is covered by the Plan at the end of the Limitation Year, be used to reduce contributions made pursuant to Section 3.1 of this Plan which would be allocated to such Participant (including any allocation of forfeitures) in the next Limitation Year, and each succeeding Limitation Year if necessary, or will, if the Participant is not covered by the Plan at the end of the Limitation Year, be held unallocated in a suspense account. The suspense account will be applied to reduce future contributions made pursuant to Section 3.1 of this Plan which would be allocated to remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

        (ii) If a suspense account is in existence at any time during a Limitation Year pursuant to this subsection, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any contributions made pursuant to Section 3.1 of this Plan or any Voluntary Contributions may be made to the Plan for that Limitation Year. Except as provided in paragraph (i) above, Excess Amounts may not be distributed from the Plan to Participants or former Participants.

      (e)  Other Defined Benefit Plans.  If the Employer maintains, or at any time maintained, one or more defined benefit plans covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year beginning prior to January 1, 2000. The foregoing limitation will be met by reducing pro rata the Projected Annual Benefit under one or more of such qualified defined benefit plans.

    4.2  Transitional Rules.  Notwithstanding the foregoing limitations above, such limitations shall be adjusted in accordance with Notice 87-21, 1987-1 C.B. 458, and any other guidance or regulations issued under Section 1106(i)(3) or (4) of the Tax Reform Act of 1986, as amended, so that a Participant described in Section 1106(i)(3)(A) of said Act shall not lose any "current accrued benefit" (as defined in Section 1106(i)(3)(B)(i) of said Act), and so that the sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 for the Plan Year beginning before January 1, 1987 if this Plan satisfied the requirements of Code §415 for such Plan Year.

    4.3  Applicable Definitions.  For purposes of this Article, the following terms shall have the following meanings:

      (a)  Annual Additions  shall mean the sum of the following amounts allocated to a Participant's accounts for any Limitation Year beginning on or after January 1, 1987:

         (i) contributions made by the Employer;

        (ii) contributions made by the Participant;

        (iii) forfeitures;

        (iv) amounts allocated, after March 31, 1984, to an individual medical benefit account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and

        (v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to a separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare benefit fund, as defined in Code §419(e), maintained by the Employer.

      For this purpose, any Excess Amount applied under subsection (d) of Section 4.1 above in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year; however, any nonvested amount restored to a Participant's Accounts following his reemployment shall not be deemed an Annual Addition, and any corrective allocation pursuant to Section 13.11 will be considered an Annual Addition for the Limitation Year to which it relates. Contributions do not fail to be Annual Additions merely because such contributions are excess deferrals (as defined in Code §402(g)(2)(A)), excess contributions (as defined in Code §401(k)(8)(B)) or excess aggregate contributions (as defined in Code §401(m)(6)(B)), or merely because such excess deferrals and excess contributions are corrected through distribution or recharacterization, except that excess deferrals which are timely corrected by distribution shall not be treated as Annual Additions. Excess aggregate contributions attributable to amounts other than employee contributions, including forfeited matching contributions, shall be counted as Annual Additions even if distributed. For purposes of this subsection (a), the provisions of Treas. Reg. §1.415-6(b) shall govern.

      (b)  Compensation  (for purposes of this Article) shall mean a Participant's "wages" as defined in Code § 3401(a) for purposes of income tax withholding at the source paid by the Employer but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and all other payments of compensation (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code §§6041(d), 6051(a)(3), and 6052 which are paid by the Employer to such Participant for such period of time. For purposes of applying the Limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid, made available or includable in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is "permanently and totally disabled" (as defined in Code §22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made. In interpreting this subsection (b), the provisions of Treas. Reg. §1.415-2(d)(1), (2) and (3) or the corresponding provisions of any future Treasury Regulations shall control. Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code §125,402(e)(3) or 403(b).

      (c)  Defined Benefit Fraction  shall mean a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125% of the dollar limitation determined for the Limitation Year under Code §§415(b) and (d) or (ii) 140% of the Highest Average Compensation including any adjustments under Code §415(b). However, notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code §415 for all Limitation Years beginning before January 1, 1987.

      (d)  Defined Contribution Dollar Limitation  shall mean $30,000, as adjusted by the Secretary of the Treasury, in accordance with applicable law, as a result of inflation.

      (e)  Defined Contribution Fraction  shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions to this and all other qualified plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in Code §419(e), and individual medical accounts, as defined in Code §415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of (i) 125% of the dollar limitation in effect under Code §415(c)(1)(A) or (ii) 35% of the Participant's Compensation for such year. However, notwithstanding the above, if the Participant was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the Code §415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

      (f)  Employer  shall mean, solely for purposes of this Article, the Employer and all members of a controlled group of corporations (as defined in Code §414(b) as modified by Code §415(h)), all commonly controlled trades or businesses (as defined in Code §414(c) as modified by Code §415(h)) or affiliated service groups (as defined in Code §414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code §414(o).

      (g)  Excess Amount  shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

      (h)  Highest Average Compensation  shall mean the average compensation for the three consecutive calendar years with the Employer that produces the highest average. In lieu of calendar years, a plan may use any 12-month period provided such period is uniformly and consistently applied.

      (i)  Limitation Year  shall mean the Plan Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made, and the provisions of Treas. Reg. §1.415-2(b)(4)(iii) shall apply for the shortened Limitation Year.

      (j)  Maximum Permissible Amount  shall mean the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. The Maximum Permissible Amount shall be the lesser of:

         (i) the Defined Contribution Dollar Limitation, or

        (ii) 25% of the Participant's Compensation for the Limitation Year.

  The compensation limitation referred to in paragraph (ii) above shall not apply to any contribution for medical benefits (within the meaning of Code §401(h) or Code §419A(f)(2)) which is otherwise treated as an annual addition under Code §§415(l)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar limitation multiplied by the following fraction:

  number of months in the short Limitation Year
  12

      (k)  Projected Annual Benefit  shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

         (i) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

        (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

    4.4  Adjustments for Top Heavy Plan.  For purposes of computing the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, the 125% factor in subsections (c)(i) and (e)(i) of Section 4.3 shall be decreased to 100% if:

         (i) The Plan is Super Top-Heavy; or

        (ii) The Plan is Top-Heavy (whether or not Super Top-Heavy) and the Plan and any other plans maintained by the Employer do not provide the additional minimum accrued benefit described in Code §416(h)(2)(A).

For purposes of this Section, the Plan is "Super Top-Heavy" if it would continue to be Top-Heavy if the 60% tests in the definition of Top-Heavy in Section 14.2(g) herein were changed to 90% tests.

ARTICLE V

VESTING IN ACCOUNTS

    5.1  Vesting of Nonforfeitable Accounts.  All amounts allocated to a Participant's Elective Contributions Account, Voluntary Contributions Account, Qualified Nonelective Contributions Account, Qualified Matching Contributions Account or Rollover Contributions Account (a Participant's "Nonforfeitable Accounts") shall at all times be and remain 100% vested and nonforfeitable.

    5.2  Vesting of Forfeitable Accounts.  All amounts allocated to a Participant's Discretionary Contributions Account and Matching Contributions Account (a Participant's "Forfeitable Accounts") shall vest in accordance with the following rules:

      (a)  Full Vesting Events.  A Participant's Forfeitable Accounts shall be 100% vested and nonforfeitable as of the earliest of the following dates:

         (i) The date on which the Participant attains age 65 while still employed by the Employer;

        (ii) The date the Participant dies while still employed by the Employer;

        (iii) The date the Participant becomes Disabled while still employed by the Employer; provided however, if a former Disabled Participant recovers and is reemployed as an Eligible Employee after his Account was distributed to him by reason of his being treated as Disabled under this Plan, his nonforfeitable interest in any Forfeitable Accounts thereafter established for his benefit shall be determined without regard to the fact that his prior Forfeitable Account became nonforfeitable under this paragraph (iii); or

        (iv) The date coincident with or next following the later of (i) the date on which the Participant attains age 55 while still employed by the Employer or (ii) the date on which the Participant completes five (5) years of Vesting Service.

      (b)  Vesting Schedule.  Subject to subsection (c) below, an Employee whose Forfeitable Account is not 100% vested under the provisions of subsection (a) above shall be vested in such Accounts in accordance with the following schedule:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in such Account
Less than 1 Year	0%
1 Year	0%
2 Years	0%
3 Years	0%
4 Years	0%
5 or more Years	100%

      (c)  Limitations and Restrictions Regarding Vesting.

         (i) Nonforfeitability by Participant Conduct. No vested portion of a Participant's Account shall be forfeited as a result of conduct of the Participant (except forfeitures described in Sections 5.3 and 8.5 on account of the Participant's termination of employment).

        (ii) Amendments to Vesting Schedule. If the vesting schedule of this Plan is amended, the vested percentage of a Participant's Forfeitable Account, determined as of the later of the date on which the amendment to the Plan's vesting schedule is adopted or becomes effective, shall not be reduced by such amendment. Furthermore, any Participant who has at least 3 Years of Vesting Service (5 Years of Vesting Service for Participants who do not have at least one Hour of Service (as defined in subsection (a) of Section 1.45) in a Plan Year beginning after December 31, 1988) shall:

          (A) automatically have his or her vesting percentage computed without regard to the change in the vesting schedule unless computing his or her vested percentage under the new vesting schedule is more favorable; or

          (B) have the right to elect, within 60 days after (1) the day the amendment is adopted, (2) the day the amendment becomes effective, or (3) the day the Participant is issued written notice of the amendment, whichever is latest, to have the vesting schedule in effect prior to the amendment apply in computing his vested percentage;

    whichever is selected by the Director applicable to all affected Participants. For purposes of this paragraph (ii), an "amendment changing the vesting schedule" is any amendment which directly or indirectly affects the computation of the vested percentage of a Participant's Account balances as described in Treas. Reg. §1.411(a)-8(c).

        (iii) Automatic Amendments to Vesting Schedule. The rules of paragraph (ii) above shall apply to the automatic change in the vesting schedule after the end of the Plan Year beginning in 1988. Furthermore, the rules of paragraph (ii) above shall apply to any automatic change in the vesting schedule caused by operation of Article XIV of this Plan.

      (d)  Special Rule.  In the event a Participant, prior to incurring five consecutive One Year Breaks in Service receives a distribution of his vested Account balance and the Participant's nonvested Account balance is not forfeited, then until the Participant does incur such Breaks in Service, a separate Account shall be established for the Participant's interest in the Plan, and at any relevant time the Participant's vested portion of such Account shall not be less than an amount "X" determined by the formula:

X = P (AB + (R x D)) - (R x D)

  where P is the vested percentage at the relevant time, AB is the Account balances at the relevant time, D is the amount of the distribution, R is the ratio of the Account balances as of the relevant time to the Account balances after distribution, and the relevant time is the time at which the vested percentage in the Account cannot increase.

    5.3  Forfeitures.  Amounts in a Participant's Forfeitable Accounts which are not vested pursuant to the provisions of this Article may be forfeited by a Participant pursuant to the provisions of Sections 3.5(f), 3.10(c), 3.10(d)(iv) and 8.5(a) of this Plan.

    5.4  Vesting Upon Termination.  If, pursuant to Article XII of this Plan, this Plan is wholly or partially terminated or there is a complete discontinuance of contributions, the rights of each "affected" Participant to his Forfeitable Accounts as of the date of such termination or partial termination or complete discontinuance of contributions shall be fully vested to the extent funded notwithstanding any other provision of this Article to the contrary. See Section 12.3(a)  herein.

ARTICLE VI

ACCOUNTS AND INVESTMENTS

    6.1  Separate Accounts.  The Director shall maintain separate Accounts for each Participant to reflect each such Participant's interest in the Plan attributable to each of the following:

      (a) Discretionary Contributions, if any, as defined in Section 1.24 of this Plan.

      (b) Elective Contributions, if any, as defined in Section 1.30 of this Plan.

      (c) Qualified Nonelective Contributions, if any, as defined in Section 1.67 of this Plan.

      (d) Qualified Matching Contributions, if any, as defined in Section 1.65 of this Plan.

      (e) Matching Contributions, if any, as defined in Section 1.51 of this Plan.

       (f) Voluntary Contributions, if any, as defined in Section 1.85 of this Plan.

      (g) Rollover Contributions, if any, as defined in Section 1.73 of this Plan.

    6.2  Investment of Trust Fund.

      (a)  General Rule.  The Trust Fund, and all contributions thereto made under this Plan, shall be invested by the Trustee who shall have exclusive authority and discretion to manage and control the Trust Fund pursuant to the terms of the Trust Agreement, subject to any investment directions allowed by the Company under subsections (b) through (d) below, and made by the appropriate party as indicated in such subsections, as applicable.

      (b)  Investment Manager.  Subject to subsection (d) below, the Investment Committee appointed by the Company may appoint one or more Investment Managers to manage, acquire or dispose of all or a portion of the Trust Fund. Any such appointment shall be made in writing and shall be communicated to the Trustee. The Investment Committee shall promptly give written notice to the Trustee of changes of a designated Investment Manager. A designated Investment Manager may certify to the Trustee in writing the name of any person, together with a specimen signature of any such person, who is authorized to communicate and implement the Investment Manager's respective instructions concerning the Trust Fund. The Investment Manager shall promptly give written notice to the Trustee of any change in any such person. The Trustee shall be subject to the directions of such Investment Manager(s) which are made in accordance with the terms of this Plan.

      (c)  Investment Funds.

         (i) Establishment of Funds. The Trustee shall, at the written direction of the Company, establish funds for the investment of the assets of the Trust Fund, each of which has materially different risk and return characteristics, including without limitation the following:

          (A) The Loan Fund, which Investment Fund shall consist of the loans made to the Participant under Section 8.12.

          (B) The Georgia Gulf Corporation Common Stock Fund, which Investment Fund shall be invested by the Trustee primarily in Georgia Gulf Corporation Common Stock ("Company Stock").

      The Company shall have the right to add additional Investment Funds to the initial Investment Funds and to modify or delete such additional Investment Funds as well as the initial Investment Funds. Such additional Funds may (but are not required to) consist of shares in a regulated investment company, which is registered under the Investment Company Act of 1940. Any such additions, modifications or deletions shall be communicated to Participants in advance in order to allow Participants sufficient time, in the Company's judgment, to make changes in their investment elections.

        (ii) Investment Directions by Participants. Each Participant may direct the investment of his Accounts among the funds provided under paragraph (i) above in accordance with the following rules and procedures:

          (A) All Accounts.

            (1) Investment of Contributions. Except as otherwise set forth in this Section, each Participant shall have the right to elect the extent to which the aggregate current contributions made to the Plan on his behalf and by him shall be invested in the Investment Funds, and an election shall be effective for contributions made for the period which begins as soon as practicable after the Participant properly completes and transmits the appropriate election to the Director or his delegate. Each such election shall be made in 1% increments, and each such election shall remain in effect until a subsequent election becomes effective. A Participant may, in accordance with procedures established by the Director, change his election with respect to the investment of current contributions; provided, however, that no more than one such change may be made in any calendar month.

            (2) Investment of Existing Account Balances. Similarly, each Participant shall have the right to elect the extent to which the balance actually or tentatively credited to his Account as of a Valuation Date shall be invested in the Investment Funds, and an election shall be effective as soon as practicable after the Participant properly completes and transmits the appropriate election to the Director or his delegate. Each such election shall be made in 1% increments with respect to the entire Account, or shall specify a dollar amount which shall be transferred from one Investment Fund to one or more other Investment Funds under the Plan. A Participant may, in accordance with procedures established by the Director, change his election with respect to the investment of existing Account balances; provided, however, that no more than one such change may be made in any calendar month.

            (3) Additional Limitations. The Director or his delegate shall have the right to reject any election which is not properly completed or which is not timely provided to the Director or his delegate. Notwithstanding the foregoing, the Director through the "Investment Committee" reserves the right to impose additional limitations on the maximum percentage of a Participant's total Account balance which may be invested in any particular Investment Fund. Any such additional limitation shall be communicated to the Participants in advance of their exercise of their investment elections.

          (B) No Effective Election. If a Participant fails to make an effective election under subparagraph (A) above, he shall be deemed to have elected that all contributions made on his behalf or by him shall be invested in the fund specified as the default fund in the Plan election form signed by him, or in the absence of such a form, in the fund specified by the Company in written instructions to the Trustee.

        The Director may alter at any time, the above rules and procedures which shall govern such Participant direction of investments and the timing thereof, and shall provide all necessary forms to Participants. Such rules and procedures may restrict the frequency and timing of such Participant directions. Such rules and procedures shall be communicated to Employees.

        (iii) Income or Loss. Any Account or portion thereof of a Participant which is invested pursuant to the Participant's directions or the default provisions of this Plan under paragraph (ii) above in a certain fund shall only share in the gains or losses of such fund, and shall not share in the gains or losses of any other Trust Fund investment.

      (d)  Plan Loans.  In the event a Participant receives a loan from the Plan, to the extent that an amount is borrowed by a Participant from one or more of his Accounts (or a portion thereof), such Participant's Account (or portion thereof) will not share in the earnings or losses of the Trust Fund, but will only share in earnings or losses based upon such investment, viz., the loan made to the Participant. A Participant who elects to receive a loan from the Plan also automatically elects to direct the investment of his or her Accounts (or portion thereof) pursuant to this subsection to the extent so borrowed in accordance with the preceding sentence.

    6.3  Trustee's Reliance.  The Trustee may rely and act upon any certificate, notice or direction of the Employer, Director, Investment Manager, Participant or Beneficiary, or a person authorized to act on behalf of such person, that the Trustee reasonably believes to be genuine and to have been signed by the person or persons duly authorized to sign such certificate, notice or direction. The Trustee may continue to rely upon such certificate, notice or direction until otherwise notified in writing.

    6.4  Voting Common Stock.  Before each annual or special meeting of its shareholders, the Company shall cause to be sent to each Participant and Beneficiary who has all or a portion of his Account invested in the Georgia Gulf Corporation Common Stock Fund on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions on how to vote the shares of Company Stock allocated to his Account. Upon receipt of such instructions, the Trustee shall vote the shares allocated to such Participant's or Beneficiary's Accounts as instructed. The Trustee shall not vote allocated shares of Company Stock for which it does not receive instructions. A Participant's right to instruct the Trustee with respect to voting shares of Company Stock will include rights concerning (i) the exercise of any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock or (ii) the choice of consideration to be received by shareholders in any transaction involving Company Stock.

    6.5  Tender Offer for Company Stock.  In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Investment Committee will advise each Participant or Beneficiary who has shares of Company Stock credited to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant or Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares credited to his Account. The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which no instructions are properly received. The Investment Committee's advice to Participants will include notice that allocated shares for which no instructions are received will not be tendered and such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Investment Committee may also provide Participants with such other materials concerning the tender offer as the Investment Committee in its discretion determines to be appropriate. A Participant's instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares to which a Participant's instructions apply will be the total number of shares credited to his Account, whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences. The Investment Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section. Funds received in exchange for tendered stock will be credited to the Account of the Participant whose stock was tendered and shall, at the direction of the Investment Committee, be used by the Trustee to purchase Company Stock, if available on a national securities exchange or in the over-the-counter market, commencing on the earlier of the following dates: (1) the trading day following the first date on which the closing price of the Company Stock on a national securities exchange or in the over-the-counter market on which the Company Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (2) the 30th trading day after the expiration date of the tender offer, of which the Investment Committee will advise the Trustee. In the interim, the Trustee shall invest such funds in short term investments permitted under the Trust Agreement.

ARTICLE VII

ALLOCATION OF EARNINGS AND LOSSES TO ACCOUNTS OF PARTICIPANTS

    7.1  Allocations of Trust Fund Earnings and Losses.  As of each Valuation Date, the Trustee shall determine the fair market value of the investments of the Trust Fund established under Section 6.2(a) of this Plan, and shall determine the gain or loss experienced by such investments since the immediately preceding Valuation Date. Each Participant's Account or portion thereof which has not been separately invested in a Fund under Section 6.2(c) of this Plan or in investments selected by the Participant under Section 6.2(d) of this Plan shall be credited with a percentage of such gain or debited with a percentage of such loss by multiplying the aggregate gain or loss of the investments of the Trust Fund by a fraction, the numerator of which for each Participant is the value of the Participant's interest in the investments of the Trust Fund as of the immediately preceding Valuation Date, increased by any contributions or loan repayments by or on behalf of the Participant since the last Valuation Date and reduced by any distribution of loan principal or any hardship distribution or withdrawal made to the Participant since the last Valuation Date and the denominator of which is the sum of the numerator amounts (as so adjusted) for all Participants.

    7.2  Transactions Between Valuation Dates.  Notwithstanding the provisions of the preceding Subsection, the Trustee or the Director may adopt procedures for equitably allocating earnings and losses that take into account the period of time that a contribution, distribution, withdrawal, loan repayment or loan distribution which is made between successive Valuation Dates is held by the Fund. Any such procedures adopted by the Trustee or Director shall supersede any inconsistent provision of the preceding Section of this Plan and shall be effective without the necessity of amending this Plan. Such procedures shall be communicated to Employees.

    7.3  Allocations Regarding Specific Investments.  Notwithstanding any provisions of Section 7.1 of this Article to the contrary, if an Account or any portion thereof is invested in a specific Fund or investment pursuant to Sections 6.2 of this Plan, such Account or portion thereof shall not share in gains or losses of other Trust Fund investments, but shall be credited with gain or debited with loss in accordance with the proportionate amount of gain or loss of such specified Fund or investment, determined in accordance with the valuation procedures described in Section 7.1 of this Article as of each Valuation Date.

ARTICLE VIII

PAYMENT OF BENEFITS

    8.1  Time of Payment of Benefits.  If a Participant's employment with all members of the Controlled Group is terminated for any reason other than death, including becoming Disabled, retiring, or otherwise, the Participant shall receive or commence receiving the entire vested amount in his Plan Accounts (his "Benefit Amount") determined pursuant to the provisions of Section 8.4 in accordance with the following:

      (a)  Termination Prior to Attainment of Normal Retirement Age.  If a Participant terminates employment with all members of the Controlled Group prior to his attainment of his Normal Retirement Age, then the following provisions shall apply:

         (i) General Rule.  Except as provided in paragraphs (ii) through (iv) below, the Participant's Benefit Amount shall be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the date on which the Participant attains his Normal Retirement Age (or, if applicable, a later Valuation Date required by Section 8.7(d)), in a form chosen by the Participant in accordance with Section 8.3 herein.

        (ii) Later Distribution.  Notwithstanding paragraph (i) above, the Participant may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date selected by the Participant (but not later than the Participant's Required Beginning Date), in a form chosen by the Participant in accordance with Section 8.3. A Participant's election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date selected by the Participant under this paragraph (ii). Furthermore, a Participant's election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date specified in paragraph (i) above (or, if applicable, a later Valuation Date required by Section 8.7(d)).

        (iii) Consent to Earlier Distribution.  Notwithstanding paragraph (i) above, the Participant may elect that his Benefit Amount be paid as soon as administratively practicable following the Participant's termination of employment with all members of the Controlled Group in a form chosen by the Participant in accordance with Section 8.3.

        (iv) Automatic Cash-Outs.  Notwithstanding paragraphs (i) through (iii) above, if the value of the Participant's Benefit Amount does not exceed and has never exceeded $5,000 on the date of the Participant's termination of employment, the Participant's Benefit Amount shall automatically be paid as soon as administratively practicable following the Participant's termination of employment with all members of the Controlled Group in the form of a single lump sum distribution valued in accordance with Section 8.4. For purposes of the preceding sentence, if the value of the Participant's Benefit Amount is zero, the Participant shall be deemed to receive a distribution of such benefit under this paragraph (iv).

      (b)  Termination on or After Attainment of Normal Retirement Age.  If a Participant terminates employment with all members of the Controlled Group on or after his attainment of his Normal Retirement Age or has not terminated employment with all members of the Controlled Group as of his Required Beginning Date, then the following provisions shall apply:

         (i) General Rule.  Except as provided in paragraphs (ii) through (iv) below, the Participant's Benefit Amount shall be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the date of the Participant's termination of employment with all members of the Controlled Group (or, if applicable, as soon as administratively practicable following a later Valuation Date required by Section 8.7(d)), or, if earlier, his Required Beginning Date, in a form chosen by the Participant in accordance with Section 8.3.

        (ii) Later Distribution.  Notwithstanding paragraph (i) above, the Participant may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date elected by the Participant (but not later than the Participant's Required Beginning Date), in a form chosen by the Participant in accordance with Section 8.3. The Participant's election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date selected by the Participant under this paragraph (ii) and prior to the Valuation Date specified in paragraph (i) above.

        (iii) Automatic Cash-Outs.  Notwithstanding paragraphs (i) and (ii) above, if the value of the Participant's Benefit Amount does not exceed and has never exceeded $5,000 on the date of the Participant's termination of employment, the Participant's Benefit Amount shall automatically be paid as soon as administratively practicable following the Participant's termination of employment with all members of the Controlled Group, in the form of a single lump sum distribution valued in accordance with Section 8.4. For purposes of the preceding sentence, if the value of the Participant's Benefit Amount is zero, the Participant shall be deemed to receive a distribution of such benefit under this paragraph (iii).

        (iv) Benefits Accrued After Required Beginning Date.  If a Participant has received his Benefit Amount under the preceding provisions of this subsection because his Required Beginning Date occurred prior to his termination of employment with all members of the Controlled Group, then the Participant shall receive any subsequent Account balances which he may accrue under this Plan during any Plan Year as soon as administratively practicable following the close of such Plan Year.

      (c)  Required Distributions.  Notwithstanding any provision of this Plan to the contrary, distribution of a Participant's Benefit Amount must satisfy the provisions of Article IX (Required Distributions).

    8.2  Benefits Upon Death.

      (a)  Death Before Benefit Commencement Date.  In the event of the death of a Participant prior to his Benefit Commencement Date, the Beneficiary of the Participant shall receive or commence receiving all or the applicable portion of the entire vested amount in the Participant's Plan Accounts designated for such Beneficiary under subsection (c) below (such Beneficiary's "Benefit Amount") determined pursuant to the provisions of Section 8.4 in accordance with the following:

         (i) General Rule.  Except as provided in paragraphs (ii) through (iii) below, the Beneficiary's Benefit Amount shall be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the date of the Participant's death and receipt by the Director of proof thereof, in a form chosen by the Beneficiary in accordance with Section 8.3 herein.

        (ii) Later Distribution.  Notwithstanding paragraph (i) above, the Beneficiary may elect that his Benefit Amount be paid as soon as administratively practicable following any later Valuation Date elected by the Beneficiary, in a form chosen by the Beneficiary in accordance with Section 8.3. A Beneficiary's election of a Valuation Date under this paragraph (ii) must be made prior to the Valuation Date selected by the Beneficiary under this paragraph (ii) and also prior to the Valuation Date specified in paragraph (i) above.

        (iii) Automatic Cash-Outs.  Notwithstanding paragraphs (i) and (ii) above, if the value of such Benefit Amount does not exceed and has never exceeded $5,000 on the date of the Participant's termination of employment, the Beneficiary's Benefit Amount shall automatically be paid as soon as administratively practicable following the Valuation Date coincident with or immediately following the Participant's death and receipt by the Director of proof thereof, in the form of a single lump sum distribution valued in accordance with Section 8.4. For purposes of the preceding sentence, if the value of the Participant's Benefit Amount is zero, the Beneficiary shall be deemed to receive a distribution of such benefit under this paragraph (iii).

      (b)  Death On or After Benefit Commencement Date.  In the event of the death of a Participant on or after his Benefit Commencement Date, the benefit, if any, payable to a Participant's Beneficiary shall be:

         (i) Installments.  If the Participant was receiving installment payments, the benefit for the Beneficiary shall be the remaining Vested Account Balance of the Participant, if any, as of the Participant's death, and such amount shall continue to be paid in the same manner as was applicable for the deceased Participant; provided, however, the Beneficiary may elect that any remaining Vested Account Balance of the Participant be distributed to the Beneficiary as soon as administratively practicable following the Valuation Date coinciding with or immediately following the Participant's death and receipt by the Director of proof thereof in the form of a single lump sum distribution.

        (ii) Lump Sum Distributions.  If the Participant received a lump sum distribution of the Participant's Benefit Amount, then there shall be no benefit for a Beneficiary.

      (c)  Designation of Beneficiary.

         (i) General Rules.  The Beneficiary of a Participant with respect to the entire vested amount in the Participant's Accounts remaining at the Participant's death shall be determined in accordance with Section 1.11 of this Plan, unless the Participant has designated a Beneficiary or Beneficiaries, which the Participant may designate pursuant to the provisions of Section 1.11 and this Section 8.2(c)(i). However, no Beneficiary designated by the Participant other than the Surviving Spouse shall be valid unless either (1) the Participant has no Surviving Spouse (or such Spouse cannot be located), or (2) the Surviving Spouse of the Participant has consented to such designation pursuant to a Qualified Spousal Waiver.

        (ii) Designation of Multiple Beneficiaries.  A Participant may, consistent with paragraph (i) above, designate more than one Beneficiary and, for each such Beneficiary, may designate a percentage of the entire vested amount in his Accounts to which such Beneficiary should become entitled (such Beneficiary's "Benefit Amount") upon the Participant's death. Each such Beneficiary shall be entitled to receive his Benefit Amount determined pursuant to Section 8.4 in accordance with the provisions of subsections (a) and (b) above. Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (if alive as of the Participant's date of death, and if not, then the contingent Beneficiary under paragraph (iii) below of such Beneficiary) should be entitled to an equal percentage of the Participant's vested Account balances upon the Participant's death.

        (iii) Contingent Beneficiaries.  A Participant may designate contingent Beneficiaries to receive a Beneficiary's Benefit Amount in the event such Beneficiary should predecease the Participant; otherwise, in the event a Beneficiary predeceases the Participant, then the person or those persons specified in Section 1.11 of the Plan shall be deemed to be the Beneficiary with respect to such deceased Beneficiary's Benefit Amount, and shall receive the Benefit Amount to which such Beneficiary would have been entitled hereunder under this Section 8.2.

      (d)  Required Distributions and Forms of Payment.  Notwithstanding any provision of this Plan to the contrary, distribution of a Beneficiary's Benefit Amount must satisfy the provisions of Article IX (Required Distributions).

    8.3  Form of Payment of Benefits.

      (a)  In General.  Depending upon the Participant's or Beneficiary's Benefit Commencement Date and the timing and manner of the Participant's termination of employment, the Participant or Beneficiary shall receive benefits, if any, available under this Plan in the form of a single lump sum cash payment, unless such Participant or Beneficiary elects to receive benefits available under this Plan in the following optional form of benefit:

    Installment Contract.  The amount of the single lump sum cash payment which would be available to the Participant or Beneficiary may be applied to purchase an installment contract providing for equal monthly, quarterly or annual benefit payments (as the contract may specify) to the Participant or Beneficiary for a period certain set forth in the installment contract; or

  To the extent that a Participant fails to elect in a timely manner the form of payment of his Benefit from this Plan and the benefit must commence, the Participant will be deemed to have elected a single lump sum cash distribution. Any method or methods of distribution chosen by a Participant or Beneficiary must satisfy the requirements of Article IX (Required Distributions).

      (b)  Special Rules.  Notwithstanding the preceding subsection (a), a Beneficiary other than the Participant's Spouse or an individual affirmatively designated by the Participant shall automatically receive any benefits available under this Plan in the form of a single lump sum payment. Additionally, except as provided below, all in-service withdrawals under Sections 8.10 and 8.11, and, except for distributions of installment contracts, all distributions under Section 8.3(a) above which are made from the Georgia Gulf Corporation Common Stock Fund shall be made in the form of Georgia Gulf common stock provided that (1) Georgia Gulf common stock is then actively traded on an established securities market, and (2) any fractional share shall be withdrawn or distributed in cash. Notwithstanding the foregoing, any Participant with fewer than 10 shares of Georgia Gulf common stock in his account, in lieu of a withdrawal or distribution in the form of stock, may receive a withdrawal or distribution in the form of cash if he so elects. If Georgia Gulf common stock ceases to be actively traded on an established securities market, then withdrawals or distributions will be made in the form of cash.

    8.4  Valuation of Accounts for Payments.

      (a)  Lump Sum Payments.  If a Participant or Beneficiary receives benefits available under this Plan in the form of a single lump sum distribution, the amount distributed to the Participant or Beneficiary shall be determined using the Participant's or Beneficiary's Benefit Amount valued as of the Valuation Date coincident with or immediately preceding the date the Participant or Beneficiary receives the distribution.

      (b)  Installment Contract.  If a Participant or Beneficiary receives his benefit available under this Plan in the form of an installment contract, the amount used to purchase such contract for the Participant or Beneficiary shall be determined using the Participant's or Beneficiary's Benefit Amount valued as of the Valuation Date coincident with or immediately preceding the Participant's or Beneficiary's Benefit Commencement Date.

      (c)  Account Changes After Valuation Dates.  Notwithstanding the preceding subsections of this Section, the valuation of a Participant's Accounts under this Plan for purposes of making distributions shall take into account any contributions or payments to, and any payments, withdrawals or distributions made from, a Participant's Accounts subsequent to the applicable Valuation Date and prior to the payee's Benefit Commencement Date.

    8.5  Forfeitures.

      (a)  Occurrence of Forfeitures.  A forfeiture of the non-vested portion of a Participant's Accounts shall occur upon the earlier of the following:

         (i) Payment of Benefits.  In the event a Participant terminates employment with the Controlled Group and receives or begins receiving (or is deemed to receive) a distribution of his vested Accounts (other than a distribution under Sections 8.10 or 8.11), the non-vested portion of his Accounts shall be forfeited as of the date of the distribution or commencement of payments (or deemed distribution).

        (ii) Termination, Breaks in Service or Periods of Severance.  In the event that a Participant terminates employment with all members of the Controlled Group, the non-vested portion of his Accounts shall be forfeited as of the Valuation Date which is coincident with or immediately following the date the Participant terminates employment with all members of the Controlled Group.

      (b)  Application of Forfeited Amounts.  Any forfeitures arising under paragraphs (i) and (ii) of subsection (a) above shall be used to reduce future Matching Contributions of Employers under Section 3.1.

      (c)  Recrediting Certain Forfeitures Upon Return to Service.  If a Participant incurs a forfeiture prior to incurring 5 consecutive One-Year Breaks in Service, the Participant shall have the previously forfeited amount in his Accounts (unadjusted for any gains or losses) restored if and when the Participant, after returning to service with an Employer, repays to the Trustee the entire amount of the distribution(s) he received from the Plan before the earlier of (A) 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or (B) the end of the first period of 5 consecutive One-Year Breaks in Service after the distribution(s). A Participant who incurs a forfeiture prior to incurring 5 consecutive One-Year Breaks in Service but who received no distribution from the Plan shall automatically have the previously forfeited amount in his Accounts (unadjusted for any gains or losses) restored upon returning to service with a member of the Controlled Group as an Employee. A Participant who has been deemed to have received a distribution under this Plan and who otherwise is described in the preceding sentence shall be deemed to have repaid his deemed distribution upon his return to service with a member of the Controlled Group. The permissible sources for restoration of the Participant's previously forfeited amount in his Accounts are earnings of the Trust Fund, forfeitures arising under this Section (which shall be used for this purpose prior to the application of subsection (b) above), or a special Employer Discretionary Contribution allocated solely to the Participant's Matching Contribution Account to the extent necessary to effect such restoration.

    8.6  Code §401(a)(14) Requirement.  Unless a Participant consents to later payment, the payment of benefits under the Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

      (a) The attainment by the Participant of age 65;

      (b) The 10th anniversary of the date on which the Participant commenced participation in the Plan; or

      (c) The termination of the Participant's service with the Controlled Group.

The failure of a Participant to consent to a distribution when such consent is required under Section 8.7 shall be deemed to be an election to defer commencement of payment for purposes of this Section 8.6.

    8.7  Code §411(a)(11) Consent Requirements.

      (a)  In General.  Notwithstanding any provision of this Plan to the contrary (including Section 8.6), unless one of the exceptions in subsection (c) below is satisfied, no distribution may be made or commence to a Participant unless the Participant has been provided the notification required under subsection (b) below at the time and in the manner indicated in such subsection, and has consented in writing to the distribution after receiving such notification, with such consent being given no less than 30 days and no more than 90 days prior to his Benefit Commencement Date; provided, however, that in the case of a distribution to which Code §§ 401(a)(11) and 417 do not apply, the distribution may commence less than 30 days after the Director gives the required notice if the Director clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and the Participant, after receiving the notice, affirmatively elects a distribution.

      (b)  Notification.  The Director shall notify the Participant of the right, if any, to defer any distribution. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available, if any, under the Plan and shall inform the Participant of his right to defer receipt of the distribution, and shall be provided (by mail, posting or personal delivery) no less than 30 days and no more than 90 days prior to his Benefit Commencement Date.

      (c)  Exceptions.  This Section 8.7 shall not be applicable to the following distributions:

         (i) Cash-Outs.  If the value of a Participant's entire vested Account balances does not and has not ever exceeded $5,000 on the date of the Participant's termination of employment, this Section 8.7 shall not be applicable to a distribution of such entire vested Account balances as a single lump sum.

        (ii) Immediately Distributable.  If a distribution is made on or after the Participant's attainment of age 62, this Section 8.7 shall not be applicable to such distribution.

        (iii) QDRO's.  If a distribution is made to an alternate payee pursuant to a qualified domestic relations order, this Section 8.7 shall not be applicable to such distribution.

        (iv) Code §§ 401(a)(9) and 415.  If a distribution is required to satisfy the provisions of Article IV (Code §415 limitation on allocations) or IX (Code §401(a)(9) required distribution rules), this Section 8.7 shall not be applicable to such distribution.

        (v) Plan Termination.  If a distribution is made upon termination of this Plan to the Participant and no member of the Controlled Group maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)), this Section 8.7 shall not be applicable to such distribution if this Plan does not offer an annuity option (purchased from a commercial provider).

      (d)  Application to Plan Provisions.  To the extent that a distribution is required by the terms and provisions of this Plan, but this Section 8.7 is applicable to the distribution and the distribution therefore cannot be made, such distribution shall, except as otherwise provided, be made as soon as administratively practicable following the Valuation Date coincident with or immediately following the date that this Section 8.7 is no longer applicable to the distribution.

    8.8  Code §401(k)(2)(B) Restrictions.  Notwithstanding the provisions of this Section 8.8 to the contrary, a Participant's Elective Contributions Account shall not be distributed prior to:

      (a) the Participant's "separation from service" (as defined in Rev. Ruls. 79-336 and 81-141, and any subsequent guidance issued by the Internal Revenue Service), retirement, death or disability;

      (b) the Participant's attainment of age 59 1/2;

      (c) the termination of the Plan without establishment or maintenance by the Employer of a successor plan (within the meaning of Treas. Reg. §1.401(k)-1(d)(3));

      (d) if the Employer is a corporation, the date of the sale or other disposition by the Employer of the Participant to an unrelated corporation of substantially all the assets used by the Employer in a trade or business (within the meaning of Treas. Reg. §1.401(k)-1(d)(4)); or

      (e) if the Employer is a subsidiary of a corporation, the date of the sale or other disposition by such corporation of its interest in the Employer of the Participant to an unrelated entity or individual (within the meaning of Treas. Reg. §1.401(k)-1(d)(4)).

For purposes of subsections (e) and (f) above, the selling corporation must maintain this Plan after the sale or other disposition, the Participant must continue employment with the asset purchaser or subsidiary (as applicable), and, for purposes of subsections (d), (e) and (f) above, the distribution must be a lump sum distribution meeting the requirements of Treas. Reg. §1.401(k)-1(d)(5). The provisions of this Section shall be interpreted in accordance with the requirements of Code §401(k)(2)(B) and any regulations promulgated thereunder.

    8.9  Payments to Alternate Payees.  See Section 13.6(b)(iii) for special provisions which are applicable to payments to an alternate payee under a qualified domestic relations order. A qualified domestic relations order may not provide an alternate payee with a death benefit from this Plan except to the extent consistent with Section 8.2 and, if applicable, except to the extent such order requires that the alternate payee be treated as the Participant's Surviving Spouse.

    8.10  In-Service Withdrawals.

      (a)  General Rule.  A Participant shall be entitled, by filing a written request with the Director, to withdraw all or a portion of the balance, if any, in the following Accounts in the order listed and subject to the condition that any amounts withdrawn be 100% vested: Voluntary Contributions Account, Rollover Contributions Account, Matching Contributions Account, and Discretionary Contributions Account. Amounts withdrawn shall be valued as of the Valuation Date coincident with or next following by at least 15 days the date on which the Director receives the Participant's written request. Should a Participant request a partial withdrawal under this Section which exceeds the total of his Voluntary Contributions Account not previously withdrawn, such withdrawal shall eliminate the Participant's right to receive a Matching Contribution if there is any in which the Participant could otherwise be entitled to participate in for a period of six (6) months from the date of such partial withdrawal, but the Participant shall be entitled to make Voluntary Contributions or Elective Contributions during such six (6) month period. Should a Participant request a complete withdrawal under this Section of all applicable Accounts, such withdrawal shall terminate the Participant's right to make any further Voluntary Contributions or Elective Contributions for a period of six (6) months from the date of such withdrawal. Distribution shall be made to the Participant as soon as administratively possible after such Valuation Date. A Participant shall be entitled to make two partial withdrawals under this Section during a calendar year and one entire withdrawal under this Section during a calendar year.

      (b)  Taxes.  The Participant shall be responsible for any taxes due on a Voluntary Contribution Account withdrawal under this Section.

    8.11  Loan of Account Balances to Participants.

      (a)  Conditions Applicable to Participant Loans.  Upon the written application of any Participant or Beneficiary who is a party-in-interest within the meaning of ERISA §3(14) (herein "Party-in-Interest") filed with the Director, the Director shall in accordance with a uniform and nondiscriminatory policy established by it, direct the Trustee to make a loan to said Participant or Beneficiary. Any loans made pursuant to this Section shall satisfy the following conditions:

         (i) Such loans shall be available to all Participants and Beneficiaries who are Parties-in-Interest.

        (ii) Such loans shall not be made available to such Participants or Beneficiaries who are Highly Compensated Participants in an amount which is greater than that available to other Participants or Beneficiaries in accordance with Department of Labor Reg. §2550.408b-1(c); provided, however, that loans may be permitted in an amount that bears a uniform relationship to vested Account balances.

        (iii) Each such loan shall bear a rate of interest so as to provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances in accordance with Department of Labor Reg. §2550.408b-1(e).

          (A) The interest rate for loans from the Plan shall be one percent above the rate of interest quoted as the prime rate of interest in the Wall Street Journal on the first day of the month in which the Participant or Beneficiary applies for the loan. In the event such rate should become unascertainable, the Director shall designate a comparable reference rate which shall be deemed to be the rate under this paragraph.

          (B) The Director shall have the responsibility on an ongoing basis to assure that the rate of interest for Participant or Beneficiary loans provides the plan with a rate of return which is commensurate with the interest rate charged under similar circumstances by persons in the business of lending money. If the rate described above fails to accomplish this objective, the Director has the duty to specify in writing an alternative rate which shall be deemed to be the rate of interest for loans under this Section.

        (iv) The amount of any such loan, when added to the outstanding balance of all other loans, if any, from the Plan (or from any other plan maintained by the Employer) to such Participant or Beneficiary shall not exceed the lesser of:

          (A) $50,000, reduced by the excess (if any) of (1) the highest outstanding balance of loans from the Plan to such Participant or Beneficiary during the one-year period ending on the day before the date on which the loan was made, over (2) the outstanding balance of loans from the Plan to such Participant or Beneficiary on the date a new loan was made, or

          (B) one-half (1/2) of the value of the vested Accounts (excluding any Voluntary Deductible Contributions) of such Participant or Beneficiary.

        (v) Each such loan, by its terms, shall be repaid within 5 years, unless such loan is used to acquire a dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant.

        (vi) Each loan, by its terms, shall require repayment on a substantially level amortization basis with loan repayments made not less frequently than quarterly over the term of the loan.

       (vii) The principal amount of any Participant or Beneficiary loan may not be less than $1,000.

       (viii) All Participant or Beneficiary loans will be repaid by Participants or Beneficiaries who are Employees or who subsequently become Employees on a payroll deduction basis. All other Participant or Beneficiary loans must be promptly repaid by tender of cash or check for the proper installment payment amount. Loan repayments made by a Participant or Beneficiary shall be allocated solely to the account of the Participant or Beneficiary making the repayment.

        (ix) Each such loan shall be evidenced by a promissory note executed by such Participant or Beneficiary and payable to the Trustee not later than the earliest of a fixed maturity date meeting the requirements of paragraph (v) above or the occurrence of one of the following events of default (if such default situation is not corrected within 90 days):

          (A) the Participant's failure to make required payments on the promissory note,

          (B) in the case of a Participant who is not an Employee, distribution of his Account, or

          (C) the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors.

    Such promissory note shall evidence such terms as are required by this Section.

        (x) For each Participant or Beneficiary for whom a loan is authorized pursuant to this Section, the Director shall (1) direct the Trustee to liquidate the Participant's or Beneficiary's interest in his or her vested Accounts to the extent necessary to provide funds for the loan,

    (2) direct the Trustee to disburse funds to the Participant or Beneficiary upon the Participant's or Beneficiary's execution of the promissory note referred to in paragraph (ix) above, (3) transmit to the Trustee such executed promissory note, and (4) establish and maintain a separate recordkeeping account (A) which initially shall be in the amount of the loan, (B) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant or Beneficiary, (C) to which the promissory note shall be allocated and (D) which shall show the unpaid principal of and interest on the note from time to time. All payments of principal and interest by a Participant or Beneficiary shall be credited initially to his or her separate recordkeeping loan account and applied against the Participant's or Beneficiary's promissory note, and then invested as if such payments were Employer contributions allocated to the Participant's or Beneficiary's Accounts.

        (xi) Each such loan shall be adequately secured by a pledge of such Participant's or Beneficiary's loan Account referred to in paragraph (x) above plus a portion of the Participant's or Beneficiary's vested Accounts such that the aggregate amount pledged as security does not exceed one-half (1/2) of the Participant's or Beneficiary's entire vested Account balance so that, in the event the Participant or Beneficiary defaults on such loan or fails to repay such loan in the time set forth in the promissory note, the Director may satisfy any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter by deduction from the Participant's or Beneficiary's loan account referred to in paragraph (x) above, and may satisfy any other amounts due and payable by deduction from the Participant's or Beneficiary's other amounts pledged. Such amount of principal and interest due and unpaid shall be deemed to have been deducted and distributed to the Participant or Beneficiary immediately upon default, unless such Participant or Beneficiary was not, at the time of default, eligible to receive a distribution under the provisions of this Plan, in which event such amount shall be deemed to have been deducted and distributed at such time as the Participant or Beneficiary first becomes eligible to receive a distribution under the provisions of this Plan (any otherwise required Participant consent shall be deemed given when the loan is requested). In the event that the amount so deducted and distributed is insufficient to satisfy the remaining balance of such loan, the Participant or Beneficiary shall be liable for, and must continue to make payments on any such balance still due to the Trust Fund, in accordance with applicable law, and interest at the rate specified in the promissory note shall continue to accrue on any outstanding amount until fully satisfied.

       (xii) In the event a Participant or Beneficiary receives a loan from the Plan, to the extent that an amount is borrowed by a Participant or Beneficiary from his Account, the Participant's or Beneficiary's Account will not share in the earnings or losses of the Trust Fund, but will only share in earnings or losses based upon the loan made to the Participant or Beneficiary. A Participant or Beneficiary who elects to receive a loan from the Plan also automatically elects to direct the investment of his or her Accounts to the extent so borrowed in accordance with the preceding sentence.

       (xiii) Notwithstanding any provision of this Plan to the contrary, this Plan may distribute the promissory note of a Participant or Beneficiary identified in paragraph (ix) above or may cancel all or a portion of the indebtedness evidenced by such note in lieu of making a cash distribution required by this Plan.

       (xiv) Any Participant or Beneficiary who takes out or renews a loan from the Plan shall be restricted in the amount which the Participant or Beneficiary can withdraw under the preceding Sections of this Article so that the Plan at all times shall retain at least 20% of a Participant's vested Account balances.

       (xv) No more than one loan shall be made or outstanding under this Plan to a Participant or Beneficiary at any one time.

       (xvi) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

      (xvii) Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code § 414(u)(4) (for Participants on a leave of absence for "qualified military service" (as defined in Section 13.22 of the Plan)).

      (b)  Additional Conditions that May be Established by the Director.  The Director shall have complete discretion to establish administrative procedures that shall be applicable to Participant or Beneficiary loans, without the necessity of amending the Plan, including but not limited to the following:

         (i) The Director may establish an alternative minimum dollar amount that may be borrowed, provided that such amount may not exceed $1000.

        (ii) The Director may require all loans to be effective only as of a Valuation Date.

        (iii) The Director may require that all Participants or Beneficiaries requesting a loan pay a reasonable loan origination fee.

    Any such administrative procedures shall be set forth in writing and communicated to Participants and Beneficiaries.

    8.12  Code §401(a)(31) Requirement.

      (a)  General Rule.  If a Participant or Surviving Spouse of a Participant (or an alternate payee pursuant to a qualified domestic relations order who is a Spouse or former Spouse of a Participant) who is to receive a payment under this Article which is an eligible rollover distribution (as defined below) elects (within the 90-day period ending on the Benefit Starting Date) to have such distribution (or a portion of such distribution) paid directly to an eligible retirement plan (as defined below) and specifies the eligible retirement plan to which such distribution is to be paid, such payment to be made to the Participant or Surviving Spouse (or alternate payee) of a Participant shall be made in the form of a direct lump sum cash transfer from the Trustee to the trustee of the eligible retirement plan so specified in lieu of the payment otherwise required by this Article. The preceding sentence shall only apply to the extent that the eligible rollover distribution would be includable in the Participant's or Surviving Spouse's (or alternate payee's) gross income if not so transferred (determined without regard to Code §§402(c) and 403(a)(4)).

      (b)  Definitions.  For purposes of this Section, the following terms shall have the meanings indicated:

         (i) Eligible retirement plan shall mean:

          (A) with respect to a Participant (or alternate payee), an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b) (other than an endowment contract), a qualified trust which is a defined contribution plan and the terms of which permit the acceptance of rollover distributions, or an annuity plan described in Code §403(a); or

          (B) with respect to a Surviving Spouse of a Participant, an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b) (other than an endowment contract).

        (ii) Eligible rollover distribution shall mean any distribution to a Participant or Surviving Spouse (or alternate payee) of a Participant of all or any portion of the balance to the credit of such individual in this Plan; provided, however, such term shall not include:

          (A) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or his designated Beneficiary or the joint lives (or joint life expectancies) of the Participant and his designated Beneficiary, or for a specified period of 10 years or more;

          (B) any distribution to the extent such distribution is required by Article IX;

          (C) the portion of any distribution that is not includable in gross income;

          (D) any "hardship" distribution (as defined in Code § 401(k)); and

          (E) any other distribution or portion of a distribution to the extent such distribution is not considered an eligible rollover distribution under Treasury regulations or other guidance issued by the Internal Revenue Service.

      (c)  Satisfaction of Requirements.  For purposes of this Section, the Participant or Surviving Spouse (or alternate payee) of the Participant electing the transfer must present sufficient evidence in a timely manner to the Director that the transferee plan satisfies the definition of an eligible retirement plan set forth above. At a minimum, the Participant or Surviving Spouse (or alternate payee) of the Participant must state the name of the transferee plan and represent that the transferee plan is an eligible retirement plan (as defined in paragraph (i) of subsection (b) above). The Participant or Surviving Spouse (or alternate payee) of the Participant must also present such additional documentation as the Director may require which shall be used to verify that the requirements of this Section have been met. The Trustee, the Director, or any Plan fiduciary shall have no duty to verify the authenticity of any such evidence or documentation, and shall be entitled to rely on any such evidence submitted by a Participant or Surviving Spouse (or alternate payee) of the Participant, without questioning the authenticity thereof, unless it is unreasonable to so rely. Furthermore, in the event that the Trustee, the Director or any Plan fiduciary shall have actual knowledge of an issue relating to the transferee plan's ability to satisfy the definition of an eligible retirement plan, such issue must be expressly resolved in favor of the satisfaction of such definition by the transferee plan by a ruling from the Internal Revenue Service or by an opinion of legal counsel (chosen by the Participant or Surviving Spouse (or alternate payee) of the Participant, but acceptable to the Director) directed to the Trustee, the Plan, the Director and any fiduciary of the Plan, before the transfer can occur.

      (d)  Determination in the Director's Discretion.  The Director shall have complete and absolute discretion to determine whether the proposed transferee plan selected by the distributee satisfies the requirements of this Section, and to determine whether the requirements of this Section have otherwise been satisfied by a proposed transfer.

      (e)  Interpretation.  The provisions of this Section shall be interpreted in accordance with Code §401(a)(31), as added by the Unemployment Compensation Amendments of 1992, and any regulations or other guidance promulgated by the Internal Revenue Service thereunder, and shall not be construed or interpreted in a manner other than strict compliance with such requirements.

      (f)  Application of Other Rules.  For all purposes of this Plan, the election by a Participant or Surviving Spouse (or alternate payee) of a Participant of a transfer under this Section shall be considered a payment or distribution under this Article as if the amount transferred were paid directly to the Participant or Surviving Spouse (or alternate payee).

ARTICLE IX

REQUIRED DISTRIBUTIONS

    9.1  In General.  Notwithstanding any other provision of the Plan, to the extent required under Code §401(a)(9), the entire vested account balance of a Participant who is a 5% owner (as defined in Code §416) or who attains age 70 1/2 prior to January 1, 2000 (a) shall be distributed to him in a lump sum in cash not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 and, with respect to such Participants who are Employees, on December 31 of such year and each succeeding year or (b) shall commence to be distributed to him in one of the forms permitted under Section 8.3 not later than the time specified in clause (a) of this paragraph. In addition, the vested account balance of any other Participant must be distributed or commence to be distributed not later than the April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70 1/2 or (ii) the calendar year in which he incurs a termination of employment.

    9.2  Code Section 401(a)(9) to Apply.  Notwithstanding the foregoing, distributions under this Article IX shall be made in accordance with the provisions of Code §401(a)(9) and Treasury Regulations issued thereunder, including Treas. Reg. §1.401(a)(9)-2, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Article IX shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

ARTICLE X

THE TRUST FUND AND THE TRUSTEE

    10.1  Existence of Trust.  The Company has entered into the Trust Agreement with the Trustee designated by the Company on the Trust Agreement to hold the funds necessary to provide the benefits set forth in this Plan.

    10.2  Exclusive Benefit Rule.  The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable expenses attributable to the administration of the Plan in accordance with ERISA §404(a)(1)(A)(ii). For purposes of the preceding sentence, the use of the Trust Fund to pay fees and expenses incurred in connection with the provision of services is not a reasonable expense of administering the Plan if the payments are made for the Employer's benefit or involve services for which the Employer could reasonably be expected to bear the cost in the normal course of such Employer's business or operations. In this regard, services provided in conjunction with the establishment, termination or design of plans relate to the business activities of the Employer and generally would not be "reasonable expenses attributable to the administration of the Plan." No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement, except as provided in Section 3.4 (Return of Contributions). Notwithstanding the preceding provisions of this Section, this Section shall be construed in accordance with the requirements of Code §401(a)(2) and ERISA §403(c) and any regulations or other guidance promulgated thereunder, and shall not be construed in a manner more restrictive than such requirements.

    10.3  Removal or Resignation of Trustee.  The Company may remove the Trustee at any time or the Trustee may resign at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Company shall appoint a successor Trustee.

    10.4  Powers of Trustee.  The Trustee shall have the power to hold, invest, reinvest, or to control and disburse the Trust Funds in accordance with the provisions of the Trust Agreement and Article VI of this Plan (Accounts and Investments).

    10.5  Integration of Trust Agreement.  The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

    10.6  Records and Accounts.  The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Plan, which shall be available at all reasonable times for inspection or audit by any person designated by the Employer, Director and by any other person or entity to the extent required by law.

    10.7  Annual Reports.  As soon as practicable following the close of the Plan Year, the Trustee shall file with the Director and the Employer a written report setting forth all transactions with respect to the Trust Fund during such Plan Year and listing the assets of the Trust Fund and the market value thereof at the close of the period covered by such report. The Trustee shall also provide the Director and the Employer with such other information in its possession as may be necessary for the Director or Employer to conform with the requirements of ERISA §103.

ARTICLE XI

ADMINISTRATION

    11.1  Allocation of Responsibility.  The general administration of the Plan and the responsibility for carrying out the provisions thereof will be placed in the Director of Human Resources ("Director") of the Company. In the absence of such a Director, the Company shall carry out the responsibilities of the Director.

    11.2  Administrative Expenses.  The Director may employ financial, legal, or other counsel and engage such clerical, financial, or other services as he may deem necessary for the effective administration of the Plan and compliance with Federal and state regulations. Said operating expenses and any other reasonable administrative expenses will be paid out of the Trust Fund to the extent possible consistent with Section 10.2 herein (Exclusive Benefit Rule), unless the Company elects (in its sole discretion) to pay such expenses.

    11.3  Director's Powers and Duties.  The Director shall have the power to interpret and construe the Plan, to settle all questions arising from the operation of the Plan, to determine all questions of eligibility and the status and rights of Participants, Beneficiaries and others, and to establish rules for the administration of the Plan and the transaction of its business. Final determinations or actions of the Director with respect to any questions arising out of or in connection with the administration of the Plan will be final and conclusive and binding upon all persons having an interest in the Plan. The Director may delegate to other persons all or such portion of his duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Director, in his sole discretion, may decide.

    11.4  Records and Reports.  The Director will keep such accounts and records as he may deem necessary or proper in the performance of his duties under the Plan.

    11.5  Reporting and Disclosure.  The Director shall file all reports and returns required to be filed by the Plan (other than those which are the responsibility of the Trustee) with any governmental agency, shall make all disclosures to Employees, Participants and Beneficiaries, and shall make available for examination by said persons copies of all Plan documents, descriptions, returns and reports as may be required by applicable law or as specified herein.

    11.6  Named Fiduciary.  The Company, the Director, the Investment Committee, and the Trustee shall be named fiduciaries under the Plan within the meaning of ERISA, with the division of responsibilities between them as set forth in this Plan and the Trust Agreement.

    11.7  Administrator.  The Company shall be the "administrator," as that term is defined in ERISA §3(16)(A) and Code §414(g), of this Plan.

    11.8  Interpretation of the Plan and Findings of Facts.  The Director shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Director is hereby granted the following specific authorities, which he shall discharge in his sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Director):

      (a) To resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

      (b) To determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

      (c) To conduct the review procedure specified in Section 13.5 (Claims Procedure).

All decisions of the Director as to the facts of the case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 13.5 (Claims Procedure). The Director shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan. The Director may delegate to other persons all or such portion of their duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Director, in his sole discretion, may decide.

    11.9  Bonding, Insurance and Indemnity.

      (a)  Bonding.  To the extent required under ERISA, the Company will obtain, pay for and keep current a bond or bonds with respect to the Director, and any other Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

      (b)  Insurance.  The Company, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Director, the members of the Board, the members of the Investment Committee, and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

      (c)  Indemnity.  If the Company does not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b) above, or if such insurance is provided but any of the parties referred to in subsection (b) above incur any costs or expenses which are not covered under such policies, then the Company will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

    11.10  Investment Committee.  The Investment Committee shall have those responsibilities specified in Article VI, and shall also advise the Company and the Director with respect to the addition, modification or deletion of Investment Funds under Section 6.2(c).

ARTICLE XII

AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION

    12.1  Permanency of Plan.  It is contemplated by the Company that the Plan and Trust shall be maintained permanently and that they shall constitute a qualified plan under Code §401 and a tax-exempt trust under Code §501, or any successor provisions. Nevertheless, the Company and the Employers must necessarily reserve and do hereby reserve the rights of amendment, termination and withdrawal as set forth in this Article.

    12.2  Right to Amend Plan.

      (a)  Amendment by the Company.  The Company reserves the right, at any time, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary or desirable, to bring the Plan into conformity with the Code, ERISA, and any applicable regulations promulgated so that the Plan may continue to remain qualified and the Trust may continue to remain tax-exempt, or for any other purpose, subject to subsection (c) below. Any amendment shall be made by means of a written instrument, signed by an officer of the Company who is duly authorized to execute such written instrument, and shall be approved by the Board or by a person to whom the Board has delegated said authority.

      (b)  Amendment by Employer other than Company.  An Employer other than the Company cannot at any time modify or amend, in whole or in part, any or all of the provisions of the Plan so long as such Employer continues to participate in this Plan. Such an Employer may, however, cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company. See Section 12.4 of this Plan.

      (c)  Restrictions on Amendments.

         (i) Exclusive Benefit Rule.  No modification or amendment shall make it possible for Trust assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries in accordance with Section 10.2 (Exclusive Benefit Rule) herein, except as provided in Section 3.4 (Return of Employer Contributions).

        (ii) Code §411(d)(6) Restrictions.  No amendment to the Plan shall be permitted that would have the effect of decreasing the Account balances of any Participant. Furthermore, no amendment shall be permitted that would have the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations under Code §411(d)(6)(B)(i)) or, except as permitted under Treasury regulations, eliminating an "optional form of benefit" as defined in Treas. Reg. §1.411(d)-4(Q&A-1). Notwithstanding the preceding sentences, a Participant's Account balances may be reduced to the extent permitted under Code §412(c)(8).

        (iii) Code §411(a)(10) Vesting Restrictions.  Any amendment changing the vesting schedule of this Plan shall comply with the provisions of Section 5.2(d) (Limitations and Restrictions Regarding Vesting). For purposes of this paragraph (iii), an "amendment changing the vesting schedule" is any amendment which directly or indirectly affects the computation of the vested percentage of a Participant's Account balances as described in Treas. Reg. §1.411(a)-8(c).

    12.3  Right to Terminate Plan.

      (a)  Termination by the Company.  The Company reserves the right, at any time, to wholly or partially terminate the Plan. If the Plan is terminated by the Company, all Accounts of "affected" Participants within the meaning of Code §411(d)(3) as of the date of termination shall immediately become nonforfeitable and fully vested, to the extent funded. See Section 5.4 (Vesting Upon Termination). If the Plan is partially terminated by the Company or for whatever reason, all Accounts of those "affected" Participants within the meaning of Code §411(d)(3) shall, as of the date of partial termination, immediately become nonforfeitable and fully vested, to the extent funded. Furthermore, a "complete discontinuance of contributions" within the meaning of Treas. Reg. §1.411(d)-2(d) under the Plan shall be treated as a termination of the Plan for purposes of this subsection.

      (b)  Termination by Employer Other than Company.  An Employer other than the Company cannot at any time terminate this Plan. Such an Employer may, however, cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company. See Section 12.4 of this Plan.

      (c)  Distributions Upon Termination.  If the Plan is terminated, the Account balances of affected Participants shall be either held in the Trust pursuant to the provisions of the Plan, transferred to another plan maintained by the Controlled Group which is qualified under Code §401(a), or distributed as soon as administratively feasible pursuant to Rev. Rul. 89-87, in the sole discretion of the Company. However, notwithstanding the preceding sentence, a distribution may not be made upon termination if the Controlled Group establishes or maintains any other defined contribution plan which is not an employee stock ownership plan. See also Sections 8.7(c)(v) for a similar restriction, and 12.5 for restrictions on transfers. Any distribution upon Plan termination must not eliminate or reduce an early retirement benefit or retirement-type subsidy (as defined in Treasury regulations under Code §411(d)(6)(B)(i)), or except as permitted under Treasury regulations, eliminate an optional form of benefit payment, unless the consent requirements of Section 8.7 are satisfied.

      (d)  Consent to Distribution or Transfer.  If the Plan is terminated by the Company and does not offer an annuity option (purchased from a commercial provider), then the Plan may distribute a Participant's Account balances without the Participant's consent unless a member of the Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)), in which case, the Participant's Account balances may be transferred without the Participant's consent to such other defined contribution plan if the Participant does not consent to an immediate distribution from the Plan.

    12.4  Termination of Participation in Plan by Employer other than Company.  An Employer other than the Company may cease to participate in this Plan at any time by giving written notice to the Company indicating the effective date of such termination of participation prior to such effective date unless waived by the Company, and, in such event, the Account balances of Participants who are Employees of such Employer or who were Employees of such Employer and who are no longer Employees of any Employer shall be either held in the Trust for the benefit of such Participants and their Beneficiaries pursuant to the provisions of the Plan, or transferred to another plan of such Employer ceasing participation which is a qualified plan under Code §401(a) if the Company approves of such transfer and if the requirements of Section 12.5 of this Plan are, in the opinion of the Company in its sole discretion, satisfied.

    12.5  Merger, Consolidation, or Transfer of Assets.

      (a)  Code §401(a)(12) Restriction.  The Plan shall not be merged or consolidated with any other plan, and its assets and liabilities may not be transferred to any other trust, unless each Participant, immediately after the merger, consolidation or transfer (if the Plan then is terminated), would receive a benefit which is equal to or greater than the benefit he would have been entitled to receive, and would be entitled to each benefit payment option to which he would have been entitled, immediately before the merger, consolidation or transfer (if the Plan is then terminated).

      (b)  Code §401(a)(11) Restriction.  Subject to subsection (c) below, this Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code §401(a) subject to the approval of the Company; provided, however, in no event shall this Plan, on or after January 1, 1985, be the recipient of a direct or indirect transfer of assets if such receipt would make this Plan a "transferee plan" within the meaning of Treas. Reg. §1.401(a)-20(Q&A-5)(a), unless such assets are separately accounted for (within the meaning of Treas. Reg. §1.401(a)-20(Q&A-5)(b)) and are subject to the requirements of Code §§401(a)(11) and 417.

      (c)  Code §411(d)(6) Restriction.  This Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code §401(a) in accordance with subsection (b) above only if such transfer satisfies the provisions of Treas. Reg. §1.411(d)-4(Q&A-3).

      (d)  Plan Mergers.  If another plan is merged into this Plan after the effective date of a change in the plan qualification requirements of the Code but prior to the date when that other plan is amended to comply with those changes in the Code, then the provisions of this Plan that are intended to comply with those changed plan qualification requirements shall be deemed to relate back to, and to apply to, the plan that is merged into this Plan during periods of time from the effective date of the change in the plan qualification requirements of the Code through the date of the plan merger.

    12.6  Adoption of Plan by Aggregated Code §414 Employers.

      (a)  Procedures for Adoption of Plan.  This Plan may be adopted by any member of the Controlled Group if the following requirements are met:

         (i) The member of the Controlled Group wishing to become an Employer must adopt the Plan by the execution of a formal resolution by such member's board of directors to adopt this Plan, and such resolution or a merger amendment or an adoption agreement, as appropriate, shall indicate the effective date of such adoption; and

        (ii) Such document(s) evidencing the adoption of the Plan by the Controlled Group member must be delivered to and accepted in writing by the Director or approved by resolution of the board of directors of the Company.

  The documents referred to in paragraphs (i) and (ii) of this Section shall be attached hereto and made a part of the Plan. Such documents may, in addition to specifying the Effective Date of the adoption, specify other provisions including, but not limited to, credit for service prior to the effective date for eligibility and vesting purposes. In the absence of any such provisions, the terms and provisions of this Plan shall control.

      (b)  Procedures for Withdrawal from Plan.  Any Employer may voluntarily withdraw from participating in the Plan, provided that notice of such intent to discontinue participation is furnished to the Company prior to the effective date of the withdrawal, unless waived by the Company. The Company unilaterally may terminate an adopting Employer's participation in the Plan for:

         (i) failure to timely provide requested information;

        (ii) failure to timely make contributions;

        (iii) failure to cooperate with the Company in administering the Plan; or

        (iv) for any other reason that the Company deems appropriate.

      (c)  Transfer of Assets.  Upon the voluntary withdrawal or involuntary termination of an Employer's participation in the Plan, the Company shall determine the amount of assets and liabilities of the Plan (if any) which shall be transferred to a qualified plan of the withdrawing Employer. This determination shall be made based upon principles set forth in Code §§401(a)(12) and 414(l) and the regulations promulgated thereunder. Any transfer of assets and liabilities under this subsection (c) shall comply with the provisions of Section 12.5 (Merger, Consolidation, etc.).

      (d)  Apportionment of Costs.  The Company and all Employers shall share in the costs of the Plan (other than those costs paid from the Trust Fund in accordance with Section 10.2), including but not limited to, the contributions to the Plan, the costs of the Director, the costs of the consultants (actuaries, accountants, attorneys, etc.) and various other direct and indirect costs of operating the Plan which may initially be borne by the Company or any Employer but which are determined by the Director to be costs associated with the Plan. The Director shall apportion these costs to the Company and each Employer as he deems to be equitable.

      (e)  Cooperation.  Each Employer shall cooperate fully with the Company and the Director with regard to all matters pertaining to the Plan. Any failure to cooperate will be grounds for the involuntary termination of that Employer's participation in the Plan.

ARTICLE XIII

GENERAL PROVISIONS

    13.1  Participant's Rights to Employment, Etc.  Nothing contained in the Plan or the establishment of the Trust, or any modification thereof, or the creation of any fund or account, or the payment of any benefits, shall be construed to give any Employee, whether or not a Participant, or any Beneficiary, any rights to continued employment, any legal or equitable right against an Employer, or any officer or employee thereof, or the Trustee, or its agents or employees, except as herein provided.

    13.2  No Guarantee of Interests.  The Employer, the Director and the Trustee do not guarantee the Trust Fund from any loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustee, the Employer, and the Director to make payments hereunder is limited to the available assets of the Trust Fund.

    13.3  Standard of Conduct.  Any person who is a fiduciary with respect to this Plan shall: (i) discharge his duties solely in the interest of and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable administrative expenses of the Plan, and shall conduct himself with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) act at all times in accordance with the documents governing the Plan and Trust as they may be amended from time to time; (iii) not engage in nor allow the Plan or Trust to engage in any transaction which is prohibited under ERISA §406 and which is not allowed by ERISA §408 or is prohibited under Code §4975; (iv) not knowingly participate in or conceal an act of another fiduciary under the Plan which he knows to involve a breach of fiduciary duty within the meaning ERISA; and (v) make reasonable efforts under the circumstances to remedy a breach of duty described in subsection (iv) discovered by him.

    13.4  Allocation of Duties.  All responsibilities for the operation and administration of the Plan shall be allocated as follows:

      (a) The Employer shall furnish to the Trustee information with respect to service, eligibility, compensation, termination of employment and other matters required or desirable for the purpose of enabling the Trustee to carry out its duties and responsibilities under this Plan and Trust, and the Trustee may rely upon such information as conclusive proof of any fact or matter. The Employer shall also transmit to the Trustee, all Employer and Employee contributions under the Plan, and the Company shall determine the amount of all such contributions.

      (b) The Director shall have those duties and responsibilities set forth in Article XI.

      (c) The Trustee shall have responsibility for managing and administering the Trust Fund subject to the terms and provisions of this Plan and the Trust Agreement. The Trustee shall have responsibility for making benefit payments only upon the specific written direction of the Director.

    13.5  Claims Procedure.

      (a)  Filing a Claim.  All claims and requests for benefits under the Plan shall be directed to the attention of the Director in writing. The writing must be reasonably calculated to bring the claim to the attention of the Director.

      (b)  Notification of Denial.  If the Director determines that any individual who has claimed a right to receive benefits under the Plan (the "claimant") is not entitled to receive all or any part of the benefits claimed, the claimant shall be informed in writing of the specific reason or reasons for the denial, with specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why said material or information is necessary and a description of the review procedures set forth in subsection (d) below.

      (c)  Timing of Notification.  The claimant shall be so notified of the Director's decision within 90 days after the receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, the Director shall furnish the claimant written notice of the extension prior to the termination of the initial 90-day period. In no event shall said extension exceed a period of 90 days from the end of said initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Director expects to render a final decision. If for any reason, the claimant is not notified within the period described above, the claim shall be deemed denied and the claimant may then request review of said denial, subject to the provisions of subsection (d) below.

      (d)  Review Procedures.  The claimant or his duly authorized representative may, within 60 days after notice of the Director's decision, request a review of said decision, review pertinent documents and submit to the Director such further information as will, in the claimant's opinion, establish his rights to such benefits. If upon receipt of this further information, the Director determines that the claimant is not entitled to the benefits claimed, it shall afford the claimant or his representative reasonable opportunity to submit issues and comments in writing and to review pertinent documents. If the claimant wishes, he may request in writing that the Director hold a hearing. The Director may, in his discretion, schedule an opportunity for a full and fair hearing on the issue as soon as is reasonably possible under the circumstances. The Director shall render his final decision with the specific reasons therefor in writing and in a manner calculated to be understood by the claimant.

      (e)  Timing of Final Decision.  The Director's final decision shall include specific references to the pertinent Plan provisions on which the decision is based, and shall be transmitted to the claimant by certified mail within 60 days of receipt of claimant's request for such review, unless special circumstances require a further extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If a decision on review is not furnished within the time period described above, the claim shall be deemed denied on review.

    13.6  Nonalienation or Assignment; QDRO's.

      (a)  Spendthrift Clause.  Except as provided in subsection (b) below, none of the benefits under the Plan is subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process whatsoever. Neither a Participant nor his Beneficiaries may assign, sell, borrow on (except in the case of a Plan loan if authorized under this Plan), or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code § 401(a)(13)(C); provided that the requirements of Code § 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

      (b)  Qualified Domestic Relations Orders.

         (i) General Rule.  The provisions of subsection (a) above shall not apply to a "qualified domestic relations order," as defined in Code §414(p) and ERISA §206(d)(3), or any other domestic relations order permitted to be treated as a "qualified domestic relations order" by the Director under the provisions of the Retirement Equity Act of 1984. The Director shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. To the extent provided under a "qualified domestic relations order," a former Spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

        (ii) QDRO Procedures.

          (A) Procedure Upon Receipt.  Upon receiving a domestic relations order, the Director shall notify all affected Participants and any alternate payees (Spouse, former spouse, child or other dependent of the Participant, named in the order) that the order has been received. The Director shall also notify the affected Participants and alternate payees of its procedure for determining whether the domestic relations order is qualified.

          (B) Procedure During Determination.  During the period the Director is determining the qualified status of the order, the Director shall separately account for the amount (if any) that would be payable to an alternate payee under this order (if it were a qualified domestic relations order) during this period. If the Director determines the order as a qualified domestic relations order during the 18-month period commencing on the date the first payment would be required under the qualified domestic relations order, then the alternate payee shall receive payment from the separate account. If the Director cannot make a determination of the order's qualified status during this 18-month period (or determines the order is not a qualified domestic relations order), then the Trustee shall return the amounts in the separate account to the account of the affected Participant as if no court order had been received.

        (iii) QDRO Payouts.

          (A) Payment Upon Receipt of QDRO.  Notwithstanding any provision of this Plan to the contrary, any amounts of a Participant's vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations order under paragraph (ii) above, become the vested Account balances of an alternate payee under such order shall be distributed in the form of a single lump-sum payment to the alternate payee as of the earliest date on which such amounts can be accurately determined and paid, subject to any provisions of the qualified domestic relations order to the contrary. No written consent of the alternate payee shall be required for this distribution pursuant to Treas. Reg. §1.411(a)-11(c)(6).

          (B) Subsequent Additional Amounts.  The preceding subparagraph (A) shall apply to any amounts of a Participant's vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations under subsection (b) above, become the vested Account balances of an alternate payee under such order after a payment under subparagraph (A) above due to additional vesting, allocation of contributions or earnings, or any other reason.

        (iv) Status of Alternate Payee.  An alternate payee under a qualified domestic relations order shall be entitled to all rights of a Beneficiary hereunder except as otherwise specified herein.

    13.7  Plan Continuance Voluntary.  Although it is the intention of the Employer that this Plan shall be continued and that contributions shall be made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments hereunder are not assumed as a contractual obligation of the Employer.

    13.8  Payments to Minors and Others.  In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, or any other Participant or Beneficiary who, in the opinion of the Director, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, the Director, in his sole and complete discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative, or other person shall be a complete discharge to the Trustee, the Director and this Plan, without any responsibility on the part of the Director or the Trustee to see to the application of amounts so distributed.

    13.9  Location of Payee; Unclaimed Benefits.  In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the expiration of a reasonable time after it has become payable, remain unpaid solely by reason of the inability of the Director, after sending a registered letter, return receipt requested, to the last known address of such person, and after further diligent effort (including requests to the Internal Revenue Service under Policy Statement P-1-187), to ascertain the whereabouts of such person, the amount so distributable shall be paid pursuant to the terms and provisions of the Plan as if the Participant or Beneficiary is deceased. If, for any reason, no Beneficiary or contingent Beneficiary can be found, the amount so distributable shall be forfeited and shall be used to reduce the contributions to the Plan. In the event a proper payee is located subsequent to the benefit being forfeited, the benefit shall be restored, and the Employer shall make special contributions to this Plan for such purpose.

    13.10  Governing Law.  This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

    13.11  Correction of Participants' Accounts.  If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Director will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, the Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Director only to the Account of one or more Participants to correct such error or omission.

    13.12  Action of Employer and Director.  Except as may be specifically provided, any action required or permitted to be taken by the Employer or the Director may be taken on behalf of such person by any entity or individual who has been delegated the proper authority.

    13.13  Employer Records.  Records of the Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefore, leaves of absence, reemployment, compensation, and elections or designations under this Plan will be conclusive on all persons, unless determined by the Director to be incorrect.

    13.14  Fiduciary Indemnification.  The Company hereby agrees to indemnify any current or former Employee to the full extent of any expenses, penalties, damages, or other pecuniary loss which such current or former Employee may suffer as a result of his responsibilities, obligations, or duties in connection with the Plan or Trust or fiduciary activities actually performed in connection with the Plan or Trust. Such indemnification shall be paid by the Company to the current or former Employee to the extent that fiduciary liability insurance is not available for the payment of such items, but in no event shall such items be paid out of Plan assets. This indemnification agreement shall not apply to loss sustained as a result of willful wrongdoing, as determined by the Company. Notwithstanding the foregoing, this indemnification agreement shall not relieve any current or former Employee serving in a fiduciary capacity of his fiduciary responsibilities under ERISA, nor shall this agreement violate any provision of ERISA as it may be interpreted from time to time by the United States Department of Labor and any courts of competent jurisdiction.

    13.15  Gender and Number.  Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

    13.16  Headings.  The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan, and are not to be considered in the construction hereof.

    13.17  Liability Limited.  To the extent permitted by ERISA and other applicable law, neither the Director nor the Employer shall be liable for any acts of omission or commission in administering the Plan, except for his or its own individual, willful misconduct. The Employer and the Director shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by an actuary, accountant, trustee, insurance company, counsel or other expert who shall be employed or engaged by the Director or the Employer.

    13.18  Prohibited Discrimination.  This Plan shall be operated and administered in a uniform and consistent manner with respect to all Participants and in a manner which does not discriminate in favor of Highly Compensated Employees.

    13.19  Legal References.  Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

    13.20  Electronic Means of Communication.  Whenever, under this Plan, a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, or otherwise communicate with the Company, an Employer, the Director, the Trustee or a delegate of any of them, to the extent permitted by law, the election, notice, consent, distribution request or other communication may be transmitted by means of telephonic or other electronic communication, if the administrative procedures then in effect under the Plan provide for such means of communication.

    13.21  Military Service.  Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u). "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

    13.22  Plan Conversions.  Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Director, the Director may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant's right to change his contribution election, a Participant's right to change his investment election and a Participant's right to borrow or withdraw from his Account or obtain a distribution for his Account.

ARTICLE XIV

SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS

    14.1  Top-Heavy Provisions.  If and only if, for any Plan Year, this Plan is a Top-Heavy Plan, the following provisions shall apply for such Plan Year notwithstanding any other provisions of this Plan to the contrary:

      (a)  Minimum Allocation.

         (i) For any Plan Year in which this Plan is a Top-Heavy Plan, except as otherwise provided in paragraph (iii) below, the contributions and forfeitures of members of the Controlled Group allocated on behalf of any Participant (A) who is not a Key Employee and (B) who was employed by an Employer on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant's Compensation or, in the case where no member of the Controlled Group has a defined benefit plan which designates this Plan to satisfy Code §401, the largest percentage of contributions and forfeitures of members of the Controlled Group, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make Elective Contributions to the Plan if applicable, or (iii) the Participant's Compensation is less than a stated amount.

        (ii) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Section 4.3(b) of the Plan, limited pursuant to Section 1.16(e).

        (iii) The provision in paragraph (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of a member of the Controlled Group and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy Plans under Code §416(c) will be met in the other plan or plans.

        (iv) For purposes of this subsection (a), Elective Contributions of Key Employees shall be taken into account, but Elective Contributions of Employees who are not Key Employees shall not be taken into account.

        (v) For purposes of this subsection (a), any Qualified Nonelective Contributions shall be taken into account; however, Qualified Matching Contributions and Matching Contributions shall not be taken into account.

      (b)  Minimum Vesting.  For any Plan Year in which this Plan is a Top-Heavy Plan, the following minimum vesting schedule will automatically apply in place of the vesting schedule contained in Section 5.2(b) of the Plan:

Years of Vesting Service Earned by the Participant	Vested Percentage of the Participant in Forfeitable Accounts
Less than 2 Years	0% vested
2 Years	20% vested
3 Years	40% vested
4 Years	60% vested
5 Years	80% vested
6 or more Years	100% vested

  The minimum vesting schedule applies to all accrued benefits within the meaning of Code §411(a)(7) including benefits accrued before the effective date of Code §416 and benefits accrued before the Plan became Top-Heavy, except those attributable to Participant contributions or Elective Contributions, or those forfeited before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this subsection (b) does not apply to the Account balances of any Employee who does not have an Hour of Service (as defined in subsection (a) of Section 1.45) after the Plan has initially become Top-Heavy and such Employee's Account balance attributable to contributions and forfeitures of members of the Controlled Group will be determined without regard to this subsection (b).

      (c)  Compensation Limitation.  For any Plan Year beginning before January 1, 1989, in which this Plan is a Top-Heavy Plan, the Compensation of any Employee in excess of $200,000 (as adjusted pursuant to Code §416(d)) shall not be taken into account under this Plan, as required by Treas. Reg. §1.416-1(T-41, 42). However, this subsection (c) shall not be construed to cause a reduction or elimination of any Participant's Code §411(d)(6) protected benefits (as defined in Treas. Reg. §1.411(d)-4).

    14.2  Top-Heavy Special Definitions.  For purposes of this Article, the following terms shall have the following meanings:

      (a)  Top-Heavy Ratio.

         (i) If a member of the Controlled Group maintains one or more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group has never maintained any defined benefit plan which during the 5 year period ending on the Determination Date(s) has or had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans as of the Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)) of all Participants as of the Determination Date(s), both computed in accordance with Code §416 and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code §416 and the regulations thereunder.

        (ii) If a member of the Controlled Group maintains one or more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plans for all Key Employees, as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants, as determined in accordance with paragraph (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date(s), all determined in accordance with Code §416 and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted by adding back the amount of any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any contribution not actually made but required to be taken into account under Code §416 as of the Determination Date.

        (iii) For purposes of this subsection (a), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. If an individual has not performed an Hour of Service for any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account in determining the Top-Heavy Ratio. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the regulations thereunder. voluntary deductible contributions will not be taken into account for purposes of computing the Top-Heavy Ratio; however, mandatory contributions and Voluntary Contributions will be taken into account. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

        (iv) The accrued benefit of any Employee (other than a Key Employee) shall be determined (A) under the method which is used for accrual purposes for all plans of the Controlled Group, or (B) if there is no method described in clause (A), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code §411(b)(1)(C).

      (b)  Permissive Aggregation Group.  The Required Aggregation Group of plans plus any other plan or plans of the Controlled Group which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

      (c)  Required Aggregation Group.  (i) Each qualified plan of the Controlled Group in which at least one Key Employee participates or participated at any time during the determination period (as defined in subsection (f) below) regardless of whether the plan has terminated, and (ii) any other qualified plan of the Controlled Group which enables a plan described in (i) to meet the requirements of Code §§401(a)(4) and 410.

      (d)  Determination Date.  For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

      (e)  Present Value.  For purposes of establishing Present Value to compute the Top-Heavy Ratio, any accrued benefit in a defined benefit plan shall be discounted only for mortality and interest based on the interest rate and mortality table used by the defined benefit plan for determining the actuarial present value of actuarially equivalent benefits unless the defined benefit plan specifically defines alternative interest and mortality assumptions to be used in determining the Top-Heavy Ratio. If more than one defined benefit plan must be aggregated, the assumptions used will be the assumptions applicable to the defined benefit plan that has the greatest value of assets as of the Valuation Date coincident with or immediately preceding the Determination Date.

      (f)  Key Employee.  Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of a member of the Controlled Group if such individual's annual Compensation from members of the Controlled Group exceeds 50% of the dollar limitation under Code §415(b)(1)(A), an owner (or an Employee who is considered an owner under Code §318) of one of the 10 largest interests in the Employer if such individual's Compensation from members of the Controlled Group exceeds 100% of the dollar limitation under Code §415(c)(1)(A), a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual Compensation from members of the Controlled Group of more than $150,000. Annual Compensation means Compensation as defined in Section 1.43(g)(iii) of this Plan, including amounts contributed by a member of the Controlled Group pursuant to a salary reduction agreement which are excludable from gross income under Code §§125, 402(e)(3), or 402(h). The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code §416(i)(1) and the regulations thereunder.

      (g)  Top-Heavy Plan.  For any plan year beginning after December 31, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exist:

         (i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

        (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

        (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

    IN WITNESS WHEREOF, this Plan has been executed by the Company and its Corporate Seal attached hereto this 10th day of December, 1999, to be effective November 12, 1999.

                    COMPANY:

                    GEORGIA GULF CORPORATION

                    /s/ JOEL I. BEERMAN
                    By: Joel I. Beerman
                    Title:Vice President & General Counsel

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  EXHIBIT 4.1
ABERDEEN HOURLY SAVINGS & INVESTMENT PLAN
ARTICLE I DEFINITIONS
ARTICLE II ELIGIBILITY FOR PARTICIPATION
ARTICLE III CONTRIBUTIONS AND ALLOCATIONS
ARTICLE IV LIMITATION ON ALLOCATIONS
ARTICLE V VESTING IN ACCOUNTS
ARTICLE VI ACCOUNTS AND INVESTMENTS
ARTICLE VII ALLOCATION OF EARNINGS AND LOSSES TO ACCOUNTS OF PARTICIPANTS
ARTICLE VIII PAYMENT OF BENEFITS
ARTICLE IX REQUIRED DISTRIBUTIONS
ARTICLE X THE TRUST FUND AND THE TRUSTEE
ARTICLE XI ADMINISTRATION
ARTICLE XII AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION
ARTICLE XIII GENERAL PROVISIONS
ARTICLE XIV SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS